Exhibit 2

EXECUTION VERSION

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of August 10, 2015, by and among Bridgewater Bancshares, Inc., a Minnesota corporation (the “Company”), and each purchaser identified on the signature pages hereto (each, including its successors and assigns, a “Purchaser”, and collectively, the “Purchasers”).

RECITALS

A.                                    The Company and each Purchaser are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506(b) of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “Commission”) under the Securities Act.

B.                                    Each Purchaser, severally and not jointly, wishes to purchase, and the Company wishes to sell to each Purchaser concurrently, upon the terms and conditions stated in this Agreement, (i) that aggregate number of shares of the Company’s voting common stock, par value $0.01 per share (the “Common Stock”), and (ii) that aggregate number of shares of the Company’s non-voting common stock, par value $0.01 per share, to be established pursuant to the Articles of Amendment (as defined below) (the “Non-Voting Common Stock”), set forth below such Purchaser’s name on the signature page of this Agreement (which aggregate amount for all Purchasers together shall be 831,786 shares of Common Stock and 2,186,323 shares of Non-Voting Common Stock, and such shares of Common Stock and Non-Voting Common Stock shall be collectively referred to herein as the “Shares”). The purchase price per Share shall be $4.97, for an aggregate investment of $15,000,001.73. When purchased, the Common Stock and Non-Voting Common Stock will have the terms set forth in the Company’s Articles of Incorporation, as amended from time to time, including pursuant to the Articles of Amendment (as so amended, the “Articles of Incorporation”). The Non-Voting Common Stock will be convertible into shares of Common Stock subject to and in accordance with the terms and conditions of the Articles of Incorporation. The shares of Common Stock into which the Non-Voting Common Stock are convertible are referred to herein as the “Underlying Shares” and the Underlying Shares and the Shares are referred to herein, collectively, as the “Securities.”

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Purchasers hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1                                    Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms shall have the meanings indicated in this Section 1.1:

“Acquisition Proposal” means a written offer or proposal which contains a fixed price per share or a mathematically ascertainable formula for calculating a price per share for the Common Stock regarding any of the following (other than the transactions contemplated by this Agreement) involving the Company or any Subsidiary: (i) any merger, reorganization, consolidation, share exchange, recapitalization, business combination, liquidation, dissolution or other similar transaction involving any sale, lease, exchange, mortgage, pledge, transfer or other disposition of, all or substantially all of the assets or equity securities or deposits of, the Company or any Subsidiary, in a single transaction or series of related transactions which could reasonably be expected to impede, interfere with, prevent or materially delay the completion of the transactions contemplated by this Agreement; (ii) any tender offer or exchange offer for all or substantially all of the outstanding shares of capital stock of the Company; or (iii) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.

“Action” means any action, suit, inquiry, notice of violation, proceeding (including any partial proceeding such as a deposition) or investigation pending or, to the Company’s Knowledge, threatened in writing against the Company, any Subsidiary or any of their respective properties or any officer, director or employee of the Company or any Subsidiary acting in his or her capacity as an officer, director or employee before or by any Governmental Entity.

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, Controls, is controlled by or is under common control with such Person.

“Agency” has the meaning set forth in Section 3.1(aa)(iii).

“Agreement” shall have the meaning ascribed to such term in the Preamble.

“Articles of Amendment” has the meaning set forth in Section 2.2(a)(viii).

“Articles of Incorporation” has the meaning set forth in the Recitals.

“Bank” means Bridgewater Bank, a Minnesota-chartered bank and wholly-owned Subsidiary of the Company.

“Bank Secrecy Act” has the meaning set forth in Section 3.1(ee).

“BHC Act” has the meaning set forth in Section 3.1(b).

“Board” has the meaning set forth in Section 2.2(a)(iv).

“Business Day” means a day, other than a Saturday or Sunday, on which banks in the State of Minnesota are open for the general transaction of business.

“Castle Creek” means Castle Creek Capital Partners V, LP. Castle Creek is also a Purchaser as such term is used in this Agreement.

“Change in Control” means, with respect to the Company, the occurrence of any one of the following events:

(1)                                 any Person or “group” (other than the Purchasers and their Affiliates) becomes a beneficial owner (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of 50% or more of the aggregate shares of Common Stock;

(2)                                 any Person or “group” (other than the Purchasers and their Affiliates) becomes a beneficial owner (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of 24.9% or more of the aggregate shares of Common Stock, and in connection with such event, individuals who, on the date of this Agreement, constitute the Board, or successors nominated by individuals who, on the date of this Agreement, are members of the Board, cease for any reason to constitute at least a majority of the Board;

(3)                                 the consummation of a merger, consolidation, statutory share exchange, or similar transaction that requires adoption by the Company’s shareholders (a “Business Combination”), unless immediately following such Business Combination more than 50% of the total voting power of the corporation resulting from such Business Combination (the “Surviving Corporation”), or, if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership (as defined in Rule 13d-3 of the Exchange Act) of 100% of the voting securities eligible to elect directors of the Surviving Corporation, is represented by Common Stock that was outstanding immediately before such Business Combination;

(4)                                 the shareholders of the Company approve a plan of liquidation or dissolution of the Company or a sale of all or substantially all of the Company’s assets; or

(5)                                 the Company has entered into a definitive agreement, the consummation of which would result in the occurrence of any of the events described in clauses (1) through (4) of this definition above.

“CIBC Act” means the Change in Bank Control Act of 1978, as amended.

“Closing” means the closing of the purchase and sale of the Shares on the Closing Date pursuant to this Agreement.

“Closing Date” means the date that is three (3) Business Days following the day on which the conditions set forth in Article V (other than those that by their nature are to be satisfied at Closing, but subject to the fulfillment or waiver of those conditions) are satisfied or waived.

“Code” means the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder.

“Commission” has the meaning set forth in the Recitals.

“Common Stock” has the meaning set forth in the Recitals, and also includes any securities into which the Common Stock may hereafter be reclassified or changed.

“Company Counsel” means Winthrop & Weinstine, P. A.

“Company Deliverables” has the meaning set forth in Section 2.2(a).

“Company Financial Statements” has the meaning set forth in Section 3.1(h).

“Company Reports” has the meaning set forth in Section 3.1(ee).

“Company’s Knowledge” means with respect to any statement made to the knowledge of the Company, that the statement is based upon the actual knowledge of the executive officers of the Company having responsibility for the matter or matters that are the subject of the statement.

“Control” (including the terms “controlling,” “controlled by” or “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise for purposes of the BHC Act or the CIBC Act.

“CRA” has the meaning set forth in Section 3.1(ii).

“Disqualification Event” has the meaning set forth in Section 3.2(t).

“DTC” means The Depository Trust Company.

“Environmental Laws” has the meaning set forth in Section 3.1(k).

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder.

“ERISA Affiliate”, as applied to the Company, means any Person under common control with the Company, who together with the Company, is treated as a single employer within the meaning of Section 414(b), (c), (m) or (o) of the Code.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“FDIC” means the Federal Deposit Insurance Corporation.

“Federal Reserve” means the Board of Governors of the Federal Reserve System.

“GAAP” means U.S. generally accepted accounting principles, as applied by the Company on a consistent basis.

“Governmental Entity” means any governmental or regulatory authorities, agencies, arbitrators, courts, commissions or other entities, whether federal, state, local or foreign, or applicable self-regulatory organizations.

“Indemnified Person” has the meaning set forth in Section 4.5(a).

“Insurer” has the meaning set forth in Section 3.1(aa)(iii).

“Intellectual Property” has the meaning set forth in Section 3.1(q).

“Law” means any federal, state, county, municipal or local ordinance, permit, concession, grant, franchise, law, statute, code, rule or regulation or any judgment, ruling, order, writ, injunction or decree promulgated by any Governmental Entity.

“Legend Removal Date” has the meaning set forth in Section 4.1(c).

“Lien” means any lien, mortgage, deed of trust, pledge, conditional sale agreement, restriction on transfer, charge, claim, encumbrance, security interest, right of first refusal, preemptive right or other restriction of any kind.

“Loan Investor”) has the meaning set forth in Section 3.1(aa)(iii).

“Loans” has the meaning set forth in Section 3.1(aa)(i).

“Losses” has the meaning set forth in Section 4.5(a).

“Material Adverse Effect” means any event, circumstance, change or occurrence that has had or would reasonably be expected to have, individually or in the aggregate, (i) a material and adverse effect on the legality, validity or enforceability of this Agreement, (ii) a material and adverse effect on the operations, results of operations, assets, liabilities, properties, business, or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole, or (iii) any adverse impairment to the Company’s ability to perform in any material respect on a timely basis its obligations under this Agreement; provided, that in determining whether a Material Adverse Effect as set forth in clause (ii) above has occurred, there shall be excluded any effect to the extent resulting from the following: (A) changes, after the date hereof, in U.S. GAAP or regulatory accounting principles generally applicable to banks, savings associations or their holding companies, (B) changes, after the date hereof, in applicable Laws, rules and regulations or interpretations thereof by any Governmental Entity, (C) actions or omissions of the Company expressly required by the terms of this Agreement or taken with the prior written consent of an affected Purchaser, (D) changes, after the date hereof, in general economic, monetary or financial conditions in the primary markets in which the Company and its Subsidiaries operate, (E) changes in the market price or trading volumes of the Common Stock (but not the underlying causes of such changes), (F) changes in global or national political conditions, including the outbreak or escalation of war or acts of terrorism and (G) the public disclosure of this Agreement or the transactions contemplated hereby.

“Material Contract” means any of the following agreements of the Company or any of its Subsidiaries:

(1)                                 any material labor contract or agreement with any labor union;

(2)                                 any contract containing covenants that limit in any material respect the ability of the Company or any Company Subsidiary to compete in any line of business or with any person or which involve any material restriction of the geographical area in which, or method by which or with whom, the Company or any Company Subsidiary may carry on its business (other than as may be required by Law or applicable regulatory authorities) and any contract that could require the disposition of any material assets or line of business of the Company or any Company Subsidiary;

(3)                                 any joint venture, partnership, strategic alliance, or other similar contract (including any franchising agreement, but in any event excluding introducing broker agreements), and any contract relating to the acquisition or disposition of any material business or material assets (whether by merger, sale of stock or assets, or otherwise), which acquisition or disposition is not yet complete or where such contract contains continuing material obligations or contains continuing indemnity obligations of the Company or any of the Company Subsidiaries;

(4)                                 other than with respect to loans and deposits, any contract providing for, or reasonably likely to result in, the receipt or expenditure of more than $500,000 on an annual basis, including the payment or receipt of royalties or other amounts calculated based upon revenues or income;

(5)                                 any real property lease and any other lease with annual rental payments aggregating $250,000 or more;

(6)                                 any contract that by its terms limits the payment of dividends or other distributions by the Company or any Subsidiary;

(7)                                 any contract that would reasonably be expected to prevent, materially delay, or materially impede the Company’s ability to consummate the transactions contemplated by this Agreement and the other Transaction Documents; and

(8)                                 any contract that contains a put, call or similar right pursuant to which the Company or any Subsidiary could be required to purchase or sell, as applicable, any equity interests or assets that have a fair market value or purchase price of more than $100,000.

“Material Permits” has the meaning set forth in Section 3.1(o).

“MDOC” means the Minnesota Department of Commerce.

“Minnesota Courts” means the state and federal courts sitting in the State of Minnesota.

“Money Laundering Laws” has the meaning set forth in Section 3.1(ee).

“Non-Performing Assets” means (i) Loans which are on nonaccrual, (ii) restructured Loans 30-89 days past due, (iii) restructured Loans 90 days or more past due, (iv) restructured Loans that are NOT in compliance with the modified terms thereof, and (v) non-investment OREO Properties.

“Non-Voting Common Stock” has the meaning set forth in the Recitals.

“Observer” has the meaning set forth in Section 4.21.

“OFAC” has the meaning set forth in Section 3.1(dd).

“OREO Properties” has the meaning set forth in Section 3.1(p).

“Pension Plan” means any employee pension benefit plan within the meaning of Section 3(2) of ERISA, other than a Multiemployer Plan, which is subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA and which (i) is maintained for employees of the Company or any of its ERISA Affiliates or (ii) has at any time during the last six (6) years been maintained for the employees of the Company or any current or former ERISA Affiliate.

“Person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization or Governmental Entity.

“Piggyback Registration Statement” has the meaning set forth in Section 4.19(f).

“Proceeding” means a civil, criminal or administrative action, claim, suit or other proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Purchase Price” means $4.97 per Share.

“Purchaser Deliverables” has the meaning set forth in Section 2.2(b).

“Purchaser Indemnitee” has the meaning set forth in Section 4.19(f).

“Registrable Securities” has the meaning set forth in Section 4.19(a).

“Regulation D” has the meaning set forth in the Recitals.

“Regulatory Agreement” has the meaning set forth in Section 3.1(ii).

“Required Approvals” has the meaning set forth in Section 3.1(e).

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Secretary’s Certificate” has the meaning set forth in Section 2.2(a)(iv).

“Securities” has the meaning set forth in the Recitals.

“Securities Act” means the Securities Act of 1933, as amended.

“Shareholder Litigation” has the meaning set forth in Section 4.14.

“Shareholder Agreement” has the meaning set forth in Section 2.2(b)(v).

“Shareholder Agreement Amendment” has the meaning set forth in Section 2.2(a)(ix).

“Shareholder Approval” has the meaning set forth in Section 4.18.

“Shares” has the meaning set forth in the Recitals.

“Significant Subsidiaries” has the meaning set forth in Section 3.1(b).

“Stock Certificates” has the meaning set forth in Section 2.2(a)(ii).

“Subscription Amount” means with respect to each Purchaser, the aggregate amount to be paid for the Shares purchased hereunder at the Closing as indicated on such Purchaser’s signature page to this Agreement next to the heading, “Aggregate Purchase Price (Subscription Amount).”

“Subsidiary” means those corporations, banks, savings banks, associations and other entities of which such Person owns or controls 25% or more of the outstanding equity securities either directly or indirectly through an unbroken chain of entities as to each of which 25% or more of the outstanding equity securities is owned directly or indirectly by its parent or otherwise controlled by such parent and any entity that would be a “subsidiary” for purposes of the BHC Act; provided, however, that there shall not be included any such entity to the extent that the equity securities of such entity were acquired in satisfaction of a debt previously contracted in good faith or are owned or controlled in a bona fide fiduciary capacity.

“Superior Proposal” means a bona fide Acquisition Proposal made by a third person that the Board determines in its good faith judgment to be more favorable to the Company’s shareholders than the transactions contemplated in this Agreement, and for which financing, to the extent required, is then committed or which, in the good faith judgment of the Board, is reasonably capable of being obtained by such third person, and where the Board in its good faith judgment determines such Acquisition Proposal is likely to receive all necessary approvals of Governmental Entities without any delay compared to the transactions contemplated hereby.

“Takeover Law” has the meaning set forth in Section 3.1(z).

“Tax” or “Taxes” means (i) any federal, state, local or foreign income, gross receipts, property, sales, use, license, excise, franchise, employment, payroll, withholding, alternative or add on minimum, ad valorem, transfer or excise tax, escheatment or unclaimed property, or any other tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or penalty, imposed by any Governmental Entity and (ii) any liability in respect of any items described in clause (i) above payable by reason of contract, assumption, transferee or successor liability, operation of law, Treasury Regulations Section 1.1502-6(a) (or any predecessor or successor thereof or analogous or similar provisions of Law) or otherwise.

“Tax Return” means any return, declaration, report or similar statement filed or required to be filed with respect to any Tax (including any attached schedules), including, without limitation, any information return, claim for refund, amended return or declaration of estimated Tax.

“Threshold Amount” has the meaning set forth in Section 4.6(c).

“Transaction Documents” means this Agreement, the schedules and exhibits attached hereto, the Articles of Amendment, the Shareholder Agreement Amendment, the VCOC Letter Agreement and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“Transfer Agent” means the Company, or any successor transfer agent for the Company.

“U.S. Sanctions Laws” has the meaning set forth in Section 3.2(p).

“Underlying Shares” has the meaning set forth in the Recitals.

“VCOC Letter Agreement” has the meaning set forth in Section 2.2(a)(vii).

ARTICLE II

PURCHASE AND SALE

Section 2.1                                    Closing.

(a)                                 Purchase of Shares. Subject to the terms and conditions set forth in this Agreement, at the Closing, the Company shall issue and sell to each Purchaser, and each Purchaser shall, severally and not jointly, purchase from the Company, the number of Shares set forth below such Purchaser’s name on the signature page of this Agreement at a per Share price equal to the Purchase Price.

(b)                                 Closing. The Closing of the purchase and sale of the Shares shall take place on the Closing Date remotely by facsimile transmission or electronic communication.

(c)                                  Form of Payment. Unless otherwise agreed to by the Company and a Purchaser (as to itself only), on the Closing Date, (1) each Purchaser shall wire its Subscription Amount with respect to its Shares being purchased at the Closing in United States dollars and in immediately available funds, in accordance with the Company’s written wire transfer instructions and (2) upon receipt thereof, the Company shall deliver to each Purchaser, as soon as reasonably practicable, one or more stock certificates, evidencing the type and number of Shares set forth on such Purchaser’s signature page to this Agreement.

Section 2.2                                    Closing Deliveries.

(a)                                 On or prior to the Closing, the Company shall issue, deliver or cause to be delivered to each Purchaser (unless otherwise indicated) the following (the “Company Deliverables”):

(i)                                     this Agreement, duly executed by the Company;

(ii)                                  one or more stock certificates, free and clear of all restrictive and other legends (except as expressly provided in Section 4.1(b)), evidencing the Shares subscribed for by each Purchaser hereunder which are deliverable at the Closing, registered in the name of such Purchaser or as otherwise set forth on such Purchaser’s Stock Certificate Questionnaire included as Exhibit A-2 hereto (the “Stock Certificates”);

(iii)                               a legal opinion of Company Counsel, dated as of the Closing Date and substantially in the form attached hereto as Exhibit B, executed by such counsel and addressed to the Purchasers;

(iv)                              a certificate of the Secretary of the Company, in the form attached hereto as Exhibit C (the “Secretary’s Certificate”), dated as of the Closing Date, (a) certifying the resolutions adopted by the Board of Directors of the Company (the “Board”) or a duly authorized committee thereof approving the transactions contemplated by this Agreement and the other Transaction Documents and the issuance of the Securities, (b) certifying the current versions of the Articles of Incorporation and bylaws, as amended, of the Company and (c) certifying as to the signatures and authority of persons signing the Transaction Documents and related documents on behalf of the Company;

(v)                                 a certificate of the Chief Executive Officer or Chief Financial Officer of the Company, in the form attached hereto as Exhibit D, dated as of the Closing Date, certifying to the fulfillment of the conditions specified in Sections 5.1(a) and 5.1(b);

(vi)                              a Certificate of Good Standing for the Company from the Minnesota Secretary of State as of a recent date;

(vii)                           a letter agreement with Castle Creek, duly executed by the Company, in the form attached hereto as Exhibit E relating to Castle Creek’s investment in the Shares as a “venture capital investment” for purposes of the U.S. Department of Labor Regulation published at 29 C.F.R. Section 2510.3-101(d)(3)(i) (the “VCOC Letter Agreement”);

(viii)                        the Amendment to the Articles of Incorporation filed with the Secretary of State of the State of Minnesota in the form attached hereto as Exhibit F (the “Articles of Amendment”);

(ix)                              the First Amendment to Shareholder Agreement, duly executed by the Company and the required holders of Common Stock, in the form attached hereto as Exhibit G (the “Shareholder Agreement Amendment”);

(x)                                 a certificate of corporate existence from the MDOC to the effect that the Bank is existing under the laws of the State of Minnesota;

(xi)                              a certificate of the Federal Reserve Bank of Minneapolis to the effect that the Company is a registered bank holding company under the BHC Act; and

(xii)                           a certificate of the FDIC to the effect that the deposit accounts of the Bank are insured by the FDIC under the provisions of the Federal Deposit Insurance Act.

(b)                                 On or prior to the Closing, each Purchaser shall deliver or cause to be delivered to the Company the following (the “Purchaser Deliverables”):

(i)                                     this Agreement, duly executed by such Purchaser;

(ii)                                  its Subscription Amount with respect to the Shares being purchased by such Purchaser at the Closing, in U.S. dollars and in immediately available funds, by wire transfer in accordance with the Company’s written instructions;

(iii)                               a fully completed and duly executed Accredited Investor Questionnaire reasonably satisfactory to the Company, and Stock Certificate Questionnaire in the forms attached hereto as Exhibits A-1 and A-2, respectively;

(iv)                              with respect to Castle Creek, the VCOC Letter Agreement; and

(v)                                 a duly executed signature page to the Shareholder Agreement, dated as of October 28, 2005, by and among the Company, Jerry Baack, Jeffrey Shellberg, Blake Bonjean, Daniel Huntington, and the other Persons listed on Exhibit A thereto (the “Shareholder Agreement”), as amended by the Shareholder Agreement Amendment.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Section 3.1                                    Representations and Warranties of the Company. The Company hereby represents and warrants as of the date of this Agreement and as of the Closing Date (except for the representations and warranties that speak as of a specific date, which shall be made as of such date and qualified as set forth on the Disclosure Schedules attached to this Agreement) to each of the Purchasers that:

(a)                                 Subsidiaries. The Company has no direct or indirect Subsidiaries other than those listed in Schedule 3.1(a) hereto. Except as set forth on Schedule 3.1(a) hereto, the Company owns, directly or indirectly, all of the capital stock (except for any preferred securities issued by Subsidiaries that are trusts) or comparable equity interests of each Subsidiary free and clear of any and all Liens, and, except as set forth in Schedule 3.1(a) hereto, all the issued and outstanding shares of capital stock or comparable equity interest of each Subsidiary are validly issued and are fully paid, non-assessable (to the extent such concept is applicable to an equity interest of a Subsidiary) and free of preemptive and similar rights to subscribe for or purchase securities.

(b)                                 Organization and Qualification. The Company and each of its “Significant Subsidiaries” (as defined in Rule 1-02 of Regulation S-X) (“Significant Subsidiaries”) is an entity duly incorporated or otherwise organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own or lease and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Significant Subsidiary is in violation of any of the provisions of its respective articles or certificate of incorporation, bylaws or other organizational or charter documents. The Company and each of its Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, has not had a Material Adverse Effect. The Company is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended (the “BHC Act”).

The Bank is the sole depository institution Subsidiary of the Company and is duly organized and validly existing as a bank chartered under the Laws of the state of Minnesota. The Bank’s deposit accounts, to the extent possible, are fully insured up to applicable limits by the FDIC, and all premiums and assessments required to be paid in connection therewith have been paid when due (after giving effect to any applicable extensions). No proceedings for the revocation or termination of such deposit insurance are pending or, to the Company’s Knowledge, threatened. The Company and each of its Significant Subsidiaries have conducted their respective businesses in compliance with all applicable Laws, including all Laws and regulations restricting activities of bank holding companies and insured depository institutions, except for any noncompliance that has not had a Material Adverse Effect.

(c)                                  Authorization; Enforcement; Validity. Subject to the receipt of Shareholder Approval and the filing of the Articles of Amendment with the Minnesota Secretary of State, the Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents to which it is a party and otherwise to carry out its obligations hereunder and thereunder, including, without limitation, to issue the Shares in accordance with the terms hereof. Subject to the receipt of Shareholder Approval and the filing of the Articles of Amendment with the Minnesota Secretary of State, the Company’s execution and delivery of each of the Transaction Documents to which it is a party and the consummation by it of the transactions contemplated hereby and thereby (including, but not limited to, the sale and delivery of the Shares) have been duly authorized by all necessary corporate action on the part of the Company, and no further corporate action is required by the Company, its Board or its shareholders in connection therewith. Each of the Transaction Documents to which it is a party has been (or upon delivery will have been) duly executed by the Company and is, or when delivered in accordance with the terms hereof, will (assuming due authorization, execution and delivery thereof by the other parties thereto) constitute the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar Laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application, (ii) as limited by Laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable Law. Except for the Shareholder Agreement, there are no shareholder agreements, voting agreements, or similar arrangements with respect to the Company’s capital stock to which the Company is a party or, to the Company’s Knowledge, between or among any of the Company’s shareholders.

(d)                                 No Conflicts. The execution, delivery and performance by the Company of the Transaction Documents to which it is a party and the consummation by the Company of the transactions contemplated hereby or thereby (including, without limitation, the issuance of the Shares) do not and will not (i) subject to receipt of Shareholder Approval and the filing of the Articles of Amendment with the Minnesota Secretary of State, conflict with or violate any provisions of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or otherwise result in a violation of the organizational documents of the Company or any Subsidiary, (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would result in a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, instrument or binding obligation of the Company or any Company Subsidiary, or (iii) subject to the Required Approvals, conflict with or result in a violation of any Law of any Governmental Entity to which the Company is subject (including federal and state securities Laws and rules), or by which any property or asset of the Company is bound or affected, except in the case of clauses (ii) and (iii) such as would not have or reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(e)                                  Filings, Consents and Approvals. Neither the Company nor any of its Subsidiaries is required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any Governmental Entity or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents (including, without limitation, the issuance of the Shares and the Underlying Shares), other than (i) the Shareholder Approval and the filing of the Articles of Amendment with the Minnesota Secretary of State, (ii) filings required by applicable state securities Laws, (iii) the filing of a Notice of Exempt Offering of Securities on Form D with the Commission under Regulation D of the Securities Act, and (iv) those that have been made or obtained prior to the date of this Agreement (collectively, the “Required Approvals”).

(f)                                   Issuance of the Shares. Subject to receipt of Shareholder Approval and the filing of the Articles of Amendment with the Minnesota Secretary of State, the issuance of the Shares has been duly authorized and the Shares, when issued and paid for in accordance with the terms of the Transaction Documents, will be duly and validly issued, fully paid and non-assessable and free and clear of all Liens, other than restrictions on transfer imposed by applicable securities Laws, and shall not be subject to preemptive or similar rights. Subject to the receipt of Shareholder Approval and the filing of the Articles of Amendment with the Minnesota Secretary of State, the issuance of the Underlying Shares has been duly authorized and the Underlying Shares, if and when issued in accordance with the terms of the Articles of Incorporation, will be duly and validly issued, fully paid and non-assessable and free and clear of all Liens, other than Liens created or arising, in each case, by or from action of Persons other than the Company and restrictions on transfer imposed by applicable securities Laws and the Shareholder Agreement, and shall not be subject to preemptive or similar rights. Assuming the accuracy of the representations and warranties of the Purchasers in this Agreement, the Shares will be issued in compliance with all applicable federal and state securities Laws.

(g)                                  Capitalization.

(i) As of the date of this Agreement, the authorized capital stock of the Company consists of 30,000,000 shares of Common Stock, par value $0.01 per share, of which 16,291,240 shares are issued and outstanding as of the date hereof. All of the outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and non-assessable, have been issued in compliance in all material respects with all applicable federal and state securities Laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase any capital stock of the Company. Except as set forth in Schedule 3.1(g): (A) no shares of the Company’s outstanding capital stock are subject to preemptive rights or any other similar rights; (B) there are no outstanding options or other equity-based rights, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, or evidencing the right to subscribe for, purchase or receive any shares of capital stock of the Company or any Company Subsidiary, or contracts, commitments, understandings or arrangements by which the Company or any Company Subsidiary is or may become bound to issue additional shares of capital stock of the Company or any Company Subsidiary; (C) there are no material outstanding debt securities, notes, credit agreements, credit facilities or other agreements, arrangements, commitments, documents or instruments evidencing indebtedness of the Company or any Company Subsidiary or by which the Company or any Company Subsidiary is bound; (D) there are no agreements, commitments, understandings or arrangements under which the Company or any Company Subsidiary is obligated to register the sale of any of its securities under the Securities Act; (E) there are no outstanding securities or instruments, agreements, commitments, understandings or arrangements of the Company or any Company Subsidiary that contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any Company Subsidiary is or may become bound to sell, transfer, dispose of, repurchase or redeem a security of the Company or any Company Subsidiary; and (F) neither the Company nor any Company Subsidiary has any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement. There are no securities or instruments of the Company containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities. Each option to purchase shares of Common Stock was granted with an exercise price per share equal to or greater than the per share fair market value (as such term is used in Code Section 409A and the Department of Treasury regulations and other interpretive guidance issued thereunder) of the Common Stock underlying such option on the grant date thereof and was otherwise issued in compliance with the requirements of the Code and applicable Laws. Each option to purchase shares of Common Stock that was issued as an “incentive stock option” pursuant to Section 422 of the Code complied at the time of its grant and continues to comply with all of the requirements of the Code and the regulations thereunder pertaining to “incentive stock options.”

(ii)                                  Immediately following the Closing, no more than (i) 17,123,026 shares of Common Stock, and (ii) 2,186,323 shares of Non-Voting Common Stock, will be issued and outstanding.

(h)                                 Company Financial Statements. The consolidated balance sheets of the Company and its Subsidiaries as of December 31, 2014, 2013 and 2012 and related consolidated statements of operations, changes in shareholders’ equity and cash flows for the three years ended December 31, 2014, together with the notes thereto, and the unaudited consolidated balance sheets of the Company and its Subsidiaries as of June 30, 2015 and related consolidated statements of operations and changes in shareholders’ equity for the periods then ended (collectively, the “Company Financial Statements”), have been prepared in accordance with GAAP applied on a consistent basis during the periods involved, except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the balance sheet and statement of stockholders’ equity of the Company and its consolidated Subsidiaries taken as a whole as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments, which would not be material, either individually or in the aggregate. The Company has delivered to each Purchaser complete and accurate copies of the Company Financial Statements.

(i)                                     Tax Matters. The Company and each of its Subsidiaries has (i) timely filed all material foreign, U.S. federal, state and local Tax Returns that are or were required to be filed, and all such Tax Returns are true, correct and complete in all material respects, and (ii) paid all material Taxes required to be paid by it and any other material assessment, fine or penalty levied against it, whether or not shown or determined to be due on such Tax Returns, other than any such amounts (x) currently payable without penalty or interest, or (y) being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP; (iii) timely withheld, collected or deposited as the case may be all material Taxes (determined both individually and in the aggregate) required to be withheld, collected or deposited by it, and to the extent required, have been paid to the relevant taxing authority in accordance with applicable Law; and (iv) complied with all applicable information reporting requirements in all respects. Neither the Company nor any Subsidiary (i) is subject to any outstanding audit, assessment, dispute or claim concerning any material Tax liability of the Company or any of its Subsidiaries either within the Company’s Knowledge or claimed, pending or raised by an authority in writing; (ii) is a party to, bound by or otherwise subject to any obligation under any Tax sharing or Tax indemnity agreement or similar contract or arrangement (other than an agreement, similar contract or arrangement to which only the Company and its Subsidiaries are parties); (iii) has participated in a “listed transaction” within the meaning of Treasury Regulation Section 1.6011- 4(b)(2); or (iv) has any liability for Taxes of any Person arising from the application of Treasury Regulation Section 1.1502-6 or any analogous provision of state, local or foreign Law, or as a transferee or successor, by contract, or otherwise. No claim has been made by a tax authority in a jurisdiction where the Company or any Subsidiary does not pay Taxes or file Tax Returns asserting that the Company or any Subsidiary is or may be subject to Taxes assessed by such jurisdiction. Neither the Company nor any Subsidiary will be required to include any item of income in, or exclude any item of deduction from, taxable income for any period (or any portion thereof) ending after the Closing as a result of any: (1) installment sale or other open transaction disposition made on or prior to the Closing; (2) prepaid amount received on or prior to the Closing; (3) written and legally binding agreement with a governmental authority relating to taxes for any taxable period ending on or before the Closing; or (4) election under Section 108(i) of the Code.

(j)                                    Material Changes. Since December 31, 2014, or as otherwise reflected in the unaudited consolidated balance sheets of the Company and its Subsidiaries as of June 30, 2015, and related consolidated statements of operations and changes in shareholders’ equity for the periods then ended or as set forth on Schedule 3.1(j) hereto, (i) there have been no events, circumstances, changes, occurrences or developments that have had a Material Adverse Effect, (ii) the Company has not incurred any material liabilities (contingent or otherwise) other than (A) trade payables, accrued expenses and other liabilities incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company Financial Statements pursuant to GAAP, (iii) the Company has not altered materially its method of accounting or the manner in which it keeps its accounting books and records, (iv) except as set forth on Schedule 3.1(g), the Company has not declared or made any dividend or distribution of cash or other property to its shareholders or purchased, redeemed or made any agreement, arrangement, commitment or understanding to purchase or redeem any shares of its capital stock,

(v) the Company has not issued any equity securities to any officer, director or Affiliate, except Common Stock issued pursuant to awards made pursuant to existing Company stock option or equity based plans as set forth in Schedule 3.1(g), and (vi) there has not been any material change or amendment to, or any waiver of any material right by the Company under, any Material Contract under which the Company or any of its Subsidiaries is bound or subject.

(k)                                 Environmental Matters. Neither the Company nor any of its Subsidiaries (i) is in violation of any Law of any Governmental Entity relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), (ii) is liable for any off- site disposal or contamination pursuant to any Environmental Laws, (iii) owns or operates any real property contaminated with any substance that is in violation of any Environmental Laws or (iv) is subject to any claim relating to any Environmental Laws; in each case, which violation, contamination, liability or claim has had a Material Adverse Effect; and there is no pending or, to the Company’s Knowledge, threatened investigation that might lead to such a claim. To the Company’s Knowledge, except as would not result in a Material Adverse Effect, there are no circumstances or conditions (including the presence of asbestos, underground storage tanks, lead products, polychlorinated biphenyls, prior manufacturing operations, dry-cleaning or automotive services) involving the Company or any of its Subsidiaries, or any currently or formerly owned or operated property of the Company or any of its Subsidiaries, that could reasonably be expected to result in any claim, liability, investigation, cost or restriction against the Company or any of its Subsidiaries, or result in any restriction on the ownership, use, or transfer of any property pursuant to any Environmental Law, or adversely affect the value of any currently owned property of the Company or any of its Subsidiaries.

(l)                                     Litigation. There is no Action which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents (or the transactions contemplated thereby), the issuance of the Shares or the conversion of the Shares into the Underlying Shares or (ii) would have a material and adverse impact on the Company or any of its Subsidiaries if there were an unfavorable decision. Since June 30, 2010, neither the Company nor any Subsidiary, nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities Laws or a claim of breach of fiduciary duty. There has not been, and to the Company’s Knowledge there is not pending or contemplated, any investigation by the Commission involving the Company or any current director or officer of the Company. There are no outstanding orders, judgments, injunctions, awards or decrees of any Governmental Entity against the Company or to the Company’s Knowledge any executive officers or directors of the Company in their capacities as such.

(m)                             Employment Matters. No labor dispute exists or, to the Company’s Knowledge, is imminent with respect to any of the employees of the Company or any Company Subsidiary. None of the employees of the Company or any Company Subsidiary is a member of a union that relates to such employee’s relationship with the Company or any Company Subsidiary, and neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement, and the Company and each Subsidiary believes that its relationship with its employees is good. To the Company’s Knowledge, there is no activity involving any of the employees of the Company or any Company Subsidiary seeking to certify a collective bargaining unit or similar organization. To the Company’s Knowledge, no executive officer is in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of a third party, and to the Company’s Knowledge, the continued employment of each such executive officer does not subject the Company or any Company Subsidiary to any liability with respect to any of the foregoing matters. The Company and each of its Subsidiaries are in compliance with all Laws and regulations relating to employment and employment practices, immigration, terms and conditions of employment and wages and hours, except where the failure to be in compliance would not have a Material Adverse Effect. As of the date of this Agreement, except as otherwise disclosed to the Purchasers, no material employee has given notice to the Company or any of its Subsidiaries of his or her intent to terminate his or her employment or service relationship with the Company or any of its Subsidiaries. The Company and its Subsidiaries are in material compliance with all Laws concerning the classification of employees and independent contractors and have properly classified all such individuals for purposes of participation in employee benefit plans.

(n)                                 Compliance. Neither the Company nor any of its Subsidiaries (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any of its Subsidiaries under), nor has the Company or any of its Subsidiaries received written notice of a claim that it is in default under or that it is in violation of, any Material Contract (whether or not such default or violation has been waived), (ii) is in violation of any order of which the Company has been made aware in writing of any court, arbitrator or Governmental Entity having jurisdiction over the Company, its Subsidiaries or their respective properties or assets, or (iii) is in violation of, or in receipt of written notice that it is in violation of, any Law of any Governmental Entity applicable to the Company or any of its Subsidiaries, or which would have the effect of revoking or limiting FDIC deposit insurance, except in each case set forth in (i), (ii) and (iii) of this paragraph as would not have a Material Adverse Effect.

(o)                                 Regulatory Permits. The Company and each of its Subsidiaries possess or have applied for all certificates, authorizations, consents, licenses, franchises, variances, exemptions, orders, approvals and permits issued by the appropriate Governmental Entities necessary to conduct their respective businesses as currently conducted and that are material to the business of the Company or such of its Subsidiaries (“Material Permits”), and (i) neither the Company nor any of its Subsidiaries has received any notice in writing of proceedings relating to the revocation or material adverse modification of any such Material Permits and (ii) the Company is unaware of any facts or circumstances that would give rise to the suspension, revocation or material adverse modification of any Material Permits.

(p)                                 Title to Assets. The Company and its Subsidiaries have good and marketable title to all real property and tangible personal property owned by them which is material to the business of the Company and its Subsidiaries, taken as a whole, in each case free and clear of all Liens except such as do not materially affect the value of such property or do not interfere with the use made and proposed to be made of such property by the Company and any of its Subsidiaries, provided, however, the foregoing representation and warranty does not include properties received by the Company and its Subsidiaries through foreclosure (judicial or non-judicial) or by deed in lieu of foreclosure (collectively, “OREO Properties”). The

Company and its Subsidiaries make no representation or warranty with respect to the status of title or Liens affecting OREO Properties. Any real property and facilities held under lease by the Company and any of its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and facilities by the Company and its Subsidiaries. No notice of a claim of default by any party to any lease entered into by the Company or any of its Subsidiaries has been delivered to either the Company or any of its Subsidiaries or is now pending, and, to the Company’s Knowledge, there does not exist any event or circumstance that with notice or passing of time, or both, would constitute a default or excuse performance by any party thereto. None of the owned or leased premises or properties of the Company or any of its Subsidiaries is subject to any current or potential interests of third parties or other restrictions or limitations that would impair or be inconsistent in any material respect with the current use of such property by the Company or any of its Subsidiaries, as the case may be.

(q)                                 Patents and Trademarks. The Company and its Subsidiaries own, possess, license, or can acquire on reasonable terms, or have other rights to use all foreign and domestic patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, inventions, trade secrets, technology, Internet domain names, know-how and other intellectual property (collectively, the “Intellectual Property”) necessary for the conduct of their respective businesses as now conducted. (a) There are no rights of third parties to any such Intellectual Property; (b) to the Company’s Knowledge there is no infringement by third parties of any such Intellectual Property; (c) there is no pending or, to the Company’s Knowledge, threatened action, suit, proceeding or claim by others challenging the Company’s and its Subsidiaries’ rights in or to any such Intellectual Property; (d) there is no pending or, to the Company’s Knowledge, threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property; and (e) there is no pending or, to the Company’s Knowledge, threatened action, suit, proceeding or claim by others that the Company and/or any Subsidiary infringes or otherwise violates any patent, trademark, copyright, trade secret, or other proprietary rights of others.

(r)                                    Insurance. The Company and each of the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as the Company believes to be prudent and customary in the businesses and locations in which and where the Company and the Subsidiaries are engaged. All premiums due and payable under all such policies and bonds have been timely paid, and the Company and its Subsidiaries are in material compliance with the terms of such policies and bonds. Neither the Company nor any of its Subsidiaries has received any notice of cancellation of any such insurance, nor, to the Company’s Knowledge, will it or any Subsidiary be unable to renew their respective existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not be materially higher than existing insurance coverage.

(s)                                   Transactions With Affiliates and Employees. None of the officers or directors of the Company and, to the Company’s Knowledge, none of the employees or Affiliates of the Company, is presently a party to any contract, arrangement or transaction with the Company (other than for services as employees, officers and directors) that would be required to be disclosed pursuant to Item 404 of Regulation S-K promulgated under the Securities Act if the

Common Stock was required to be registered with the Commission under the Securities Act or the Exchange Act.

(t)                                    Internal Control Over Financial Reporting. The Company maintains internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP and such internal control over financial reporting was effective as of December 31, 2014. Since December 31, 2014, the Company has not been advised of any material deficiencies in the design or operation of internal control over financial reporting or any fraud, whether or not material, that involves management. Since December 31, 2014, no material weakness in internal control over financial reporting has been identified by the Company’s auditors; and since the date of the most recent evaluation thereof, there have been no significant changes in internal control over financial reporting that could be reasonably expected to materially and adversely affect internal control over financial accounting.

(u)                                 Certain Fees. Except as set forth in Schedule 3.1(u), no Person will have, as a result of the transactions contemplated by this Agreement, any valid right, interest or claim against or upon the Company or a Purchaser for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Company. The Company shall indemnify, pay, and hold each Purchaser harmless against, any liability, loss or expense (including, without limitation, attorneys’ fees and out-of-pocket expenses) arising in connection with any such right, interest or claim.

(v)                                 Private Placement. Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 3.2 of this Agreement and the accuracy of the information disclosed in the Accredited Investor Questionnaires, no registration under the Securities Act is required for the offer and sale of the Securities by the Company to the Purchasers under the Transaction Documents.

(w)                               Registration Rights. Other than as set forth in this Agreement, no Person has any right to cause the Company or any Subsidiary to effect the registration under the Securities Act of any securities of the Company or any Subsidiary.

(x)                                 Investment Company. Neither the Company nor any of its Subsidiaries is required to be registered as, and is not an Affiliate of, and immediately following the Closing will not be required to register as, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(y)                                 Unlawful Payments. None of the Company or any of its Subsidiaries or its directors or officers or, to the Company’s Knowledge, any employees, agents or other Persons acting at the direction of or on behalf of the Company or any of its Subsidiaries has, in the course of its actions for, or on behalf of, the Company or any of its Subsidiaries: (a) directly or indirectly, used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to foreign or domestic political activity; (b) made any direct or indirect unlawful payments to any foreign or domestic governmental officials or employees or to any foreign or domestic political parties or campaigns from corporate funds; (c) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; or (d) made any other unlawful bribe, rebate, payoff, influence payment, kickback or other material unlawful payment to any foreign or domestic government official or employee.

(z)                                  Application of Takeover Protections; Rights Agreements. The Company has not adopted any shareholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Common Stock or a Change in Control. The Company and its Board have taken all necessary action, if any, to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s articles of incorporation or other organizational documents or the Laws of Minnesota or otherwise (each, a “Takeover Law”) which is or could become applicable to any Purchaser solely as a result of the transactions contemplated by this Agreement or any other Transaction Document, including, without limitation, the Company’s issuance of the Securities and any Purchaser’s ownership of the Securities.

(aa)                          Loan Portfolio.

(i)                                     Each of the Company and its Subsidiaries has complied with in all material respects, and all documentation in connection with the origination, processing, underwriting and credit approval of any loan, lease or other extension of credit or commitment to extend credit (“Loans”) originated, purchased or serviced by the Company or any of its Subsidiaries satisfied in all material respects, (i) all applicable Laws with respect to the origination, insuring, purchase, sale, pooling, servicing, subservicing or filing of claims in connection with Loans, including all Laws relating to real estate settlement procedures, consumer credit protection, truth in lending Laws, usury limitations, fair housing, transfers of servicing, collection practices, equal credit opportunity and adjustable rate mortgages, (ii) the responsibilities and obligations relating to Loans set forth in any contract or agreement between the Company or any of its Subsidiaries and any Agency, Loan Investor or Insurer, (iii) the applicable rules, regulations, guidelines, handbooks and other requirements of any Agency, Loan Investor or Insurer, (iv) the terms and provisions of any mortgage or other collateral documents and other Loan documents with respect to each Loan and (v) the underwriting guidelines and other loan policies and procedures of the Company or its applicable Subsidiary.

(ii)                                  The characteristics of the loan portfolio of the Company have not materially changed from the characteristics of the loan portfolio of the Company as of June 30, 2015.

(iii)                               For purposes of this Section 3.1(aa): (i) “Agency” means the Federal Housing Administration, the Federal Home Loan Mortgage Corporation, the Farmers Home Administration (now known as Rural Housing and Community Development Services), the Federal National Mortgage Association, the United States Department of Veterans’ Affairs, the Government National Mortgage Association, the Rural Housing Service of the U.S. Department of Agriculture or any other federal or state agency with authority to (A) determine any investment, origination, lending or servicing requirements with regard to Loans originated, purchased or serviced by the Company or any Company Subsidiary or (B) originate, purchase, or service Loans, or otherwise promote lending, including state and local housing finance authorities; (ii) “Loan Investor” means any person (including an Agency) having a beneficial interest in any Loan originated, purchased or serviced by the Company or any Company Subsidiary or a security backed by or representing an interest in any such Loan; and (iii) “Insurer” means a person who insures or guarantees for the benefit of the Loan holder all or any portion of the risk of loss upon borrower default on any of the Loans originated, purchased or serviced by the Company or any Company Subsidiary, including the Federal Housing Administration, the United States Department of Veterans’ Affairs, the Rural Housing Service of the U.S. Department of Agriculture and any private mortgage insurer, and providers of hazard, title or other insurance with respect to such Loans or the related collateral.

(bb)                          Off Balance Sheet Arrangements. There is no agreement, commitment, transaction, arrangement, or other relationship between the Company (or any Company Subsidiary) and an unconsolidated or other off balance sheet entity that is required to be disclosed by the Company in the Company Financial Statements and is not so disclosed.

(cc)                            Acknowledgment Regarding Purchase of Shares. The Company acknowledges and agrees that each of the Purchasers is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby. The Company further acknowledges that no Purchaser is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by any of the Purchasers or any of their respective representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to the Purchasers’ purchase of the Shares.

(dd)                          OFAC. Neither the Company nor any Subsidiary nor, to the Company’s Knowledge, any director, officer, agent, employee, Affiliate or Person acting on behalf of the Company or any Company Subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and the Company will not knowingly use the proceeds of the sale of the Shares or lend, contribute or otherwise make available such proceeds to any Company Subsidiary, joint venture partner or other Person or entity towards any sales or operations in any country sanctioned by OFAC or for the purpose of financing the activities of any Person currently subject to any U.S. sanctions administered by OFAC.

(ee)                            Money Laundering Laws. The operations of each of the Company and any Company Subsidiary are in compliance in all material respects with the money laundering statutes of applicable jurisdictions (including, but not limited to, the Bank Secrecy Act of 1970, as amended (the “Bank Secrecy Act”), the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any applicable Governmental Entity (collectively, the “Money Laundering Laws”), except where a failure to comply with such Money Laundering Laws would not have a Material Adverse Effect, and to the Company’s Knowledge, no action, suit or proceeding by or before any court or Governmental Entity, authority or body or any arbitrator involving the Company and/or any Company Subsidiary with respect to the Money Laundering Laws is pending or threatened.

(ff)                              No Additional Agreements. The Company does not have any agreement, arrangement or understanding with any Purchaser with respect to the transactions contemplated by the Transaction Documents other than as specified in the Transaction Documents. The Company has no other agreements or understandings (including, without limitation, side letters) with any Purchaser to purchase Shares on terms that are different from those set forth herein.

(gg)                            Reports, Registrations and Statements. Since January 1, 2010, the Company and each Company Subsidiary have timely filed all material reports, registrations, documents, filings, submissions and statements, together with any required amendments thereto, that it was required to file with the Federal Reserve, the MDOC and the FDIC and any other applicable federal or state securities or banking authorities. All such reports and statements filed with any such regulatory body or authority are collectively referred to herein as the “Company Reports.” All such Company Reports were filed on a timely basis or the Company or the applicable Subsidiary, as applicable, received a valid extension of such time of filing and has filed any such Company Reports prior to the expiration of any such extension. As of their respective dates, the Company Reports complied in all material respects with all the rules and regulations promulgated by the Federal Reserve, the MDOC and the FDIC and any other applicable foreign, federal or state securities or banking authorities, as the case may be.

(hh)                          Regulatory Capitalization. The Bank meets or exceeds the standards necessary to be considered “well capitalized” under the FDIC’s prompt corrective action regulations.

(ii)                                  Agreements with Regulatory Agencies; Compliance with Certain Banking Regulations. Except as required under applicable Law, neither the Company nor any Company Subsidiary is subject to any cease-and-desist or other similar order or enforcement action issued by, or is a party to any written or other supervisory agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any capital directive by, or since December 31, 2009, has adopted any board resolutions at the request of, any Governmental Entity that currently restricts in any material respect the conduct of its business or that in any material manner relates to its capital adequacy, its liquidity and funding policies and practices, its ability to pay dividends, its credit, risk management or compliance policies, its internal controls, its management or its operations or business (each item in this sentence, a “Regulatory Agreement”).

To the Company’s Knowledge, no facts or circumstances exist that would cause the Bank: (i) to be deemed not to be in compliance with the Community Reinvestment Act of 1977, as amended (“CRA”) and the regulations promulgated thereunder or to be assigned a CRA rating by federal or state banking regulators of less than “satisfactory”; (ii) to be operating in violation, in any material respect, of the Bank Secrecy Act, the PATRIOT Act, any order issued with respect to anti-money laundering by OFAC, or any other anti-money laundering statute, rule or regulation; or (iii) not to be in compliance, in any material respect, with all applicable privacy of customer information requirements contained in any applicable federal and state privacy Laws and regulations as well as the provisions of all information security programs adopted by the Subsidiary, except where any such violation or failure to comply would not cause a Material Adverse Effect.

The Company and each Company Subsidiary has properly administered all accounts for which it acts as a fiduciary, including accounts for which it serves as a trustee, agent, custodian, personal representative, guardian, conservator or investment advisor, in accordance with the terms of the governing documents, applicable federal and state Law and regulation and common Law. None of the Company, any Company Subsidiary or any director, officer or employee of the Company or any Company Subsidiary has committed any breach of trust or fiduciary duty with respect to any such fiduciary account, and the accountings for each such fiduciary account are true and correct and accurately reflect the assets of such fiduciary account.

(jj)                                Derivatives. Except as has not had or would not reasonably be expected to have a Material Adverse Effect, since January 1, 2010, all material derivative instruments, including, swaps, caps, floors and option agreements, whether entered into for the Company’s own account, or for the account of one or more of the Company Subsidiaries, were entered into (1) only in the ordinary course of business, (2) in accordance with prudent practices and in all material respects with all applicable Laws, rules, regulations and regulatory policies and (3) with counterparties believed to be financially responsible at the time; and each of them constitutes the valid and legally binding obligation of the Company or one of its Subsidiaries, enforceable in accordance with its terms. Neither the Company nor its Subsidiaries, nor, to the Company’s Knowledge, any other party thereto, is in breach of any of its material obligations under any such agreement or arrangement.

(kk)                          ERISA. The Company and each ERISA Affiliate is in compliance in all material respects with all presently applicable provisions of ERISA; no “reportable event” described in Section 4043 of ERISA (other than an event for which the 30-day notice requirement has been waived by applicable regulation) has occurred with respect to any Pension Plan for which the Company would have any liability that would reasonably be expected to have a Material Adverse Effect; the Company has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any Pension Plan; or (ii) Sections 412 or 4971 of the Code that would reasonably be expected to have a Material Adverse Effect; and each Pension Plan for which the Company would have liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, to the Company’s Knowledge, whether by action or by failure to act, which would cause the loss of such qualification.

(ll)                                  Reservation of Underlying Shares. Subject to receipt of Shareholder Approval and the filing of the Articles of Amendment with the Minnesota Secretary of State, the Company will reserve, free of any preemptive or similar rights of shareholders of the Company, a number of unissued shares of Common Stock, sufficient to issue and deliver the Underlying Shares into which the Non-Voting Common Stock is convertible.

(mm)                  Shell Company Status. The Company is not, and has never been, an issuer identified in Rule 144(i)(1).

(nn)                          Risk Management. The Company and its Subsidiaries have in place risk management policies and procedures sufficient in scope and operation to protect against risks of the type and amounts reasonably expected to be incurred by persons of similar size and in similar lines of business as the Company and its Subsidiaries.

(oo)                          Change in Control. The issuance of the Shares to the Purchasers as contemplated by this Agreement will not trigger any rights under any “change of control” provision in any (i) employment, “change in control,” severance or other compensatory agreements and any benefit plan, which results in payments to the counterparty or the acceleration of vesting of benefits or (ii) in any other agreement to which the Company or any of its Subsidiaries is a party.

(pp)                          Nonperforming and Classified Assets. The Company believes that the amount of reserves and allowances for loan and lease losses and other nonperforming assets established on the Company Financial Statements is adequate and such belief is reasonable under all the facts and circumstances to the Company’s Knowledge.

(qq)                          Material Contracts. Each Material Contract is a valid and binding obligation of the Company or any of its Subsidiaries (as applicable) that is a party thereto and, to the Company’s Knowledge, each other party to such Material Contract, except for such failures to be valid and binding as would not have a Material Adverse Effect. Each such Material Contract is enforceable against the Company or any of its Subsidiaries (as applicable) that is a party thereto and, to the Company’s Knowledge, each other party to such Material Contract in accordance with its terms (subject in each case to applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting the enforcement of creditors’ rights generally and general equitable principles, regardless of whether such enforceability is considered in a proceeding of law or at equity), except for such failures to be enforceable as would not have a Material Adverse Effect. Neither the Company nor any Company Subsidiary, nor to the Company’s Knowledge, any other party to a Material Contract, is in material default or material breach of a Material Contract and, to the Company’s Knowledge, there does not exist any event, condition or omission that would constitute such a default or breach (whether by lapse of time or notice or both), in each case, except as would not have a Material Adverse Effect.

(rr)                                Disclosure. The Company has made available to the Purchasers all of the information reasonably available to the Company that the Purchasers have requested in writing for deciding whether to acquire the Shares. No representation or warranty of the Company contained in this Agreement, as qualified by the Disclosure Schedules, and no certificate furnished or to be furnished to Purchasers at the Closing contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.

(ss)                              No Other Company Representations. The Company and each of the Purchasers acknowledge and agree that the Company has not made or and does not hereby make any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Section 3.1.

Section 3.2                                    Representations and Warranties of the Purchasers. Each Purchaser hereby, for itself and for no other Purchaser, represents and warrants as of the Closing Date (except for the representations and warranties that speak as of a specific date, which shall be made as of such date) to the Company as follows:

(a)                                 Organization; Authority. If such Purchaser is an entity, it is duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization with the requisite corporate, partnership, limited liability company or other power and authority to enter into and to consummate the transactions contemplated by the applicable Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. If such Purchaser is an entity, the execution and delivery of this Agreement and performance by such Purchaser of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate or, if such Purchaser is not a corporation, such partnership, limited liability company or other applicable like action, on the part of such Purchaser. If such Purchaser is an entity, this Agreement has been duly executed by such Purchaser, and when delivered by such Purchaser in accordance with the terms hereof (assuming the due authorization, execution and delivery of this Agreement by the Company), will constitute the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar Laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.

(b)                                 No Conflicts. The execution, delivery and performance by such Purchaser of this Agreement and the consummation by such Purchaser of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of such Purchaser (if such Purchaser is an entity), (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Purchaser is a party, or (iii) result in a violation of any Law, rule, regulation, order, judgment or decree (including federal and state securities Laws) applicable to such Purchaser, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Purchaser to perform its obligations under the Transaction Documents.

(c)                                  Investment Intent. Such Purchaser understands that the Securities are “restricted securities” and have not been registered under the Securities Act or any applicable state securities Law and is acquiring the Securities as principal for its own account and not with a view to, or for distributing or reselling such Securities or any part thereof in violation of the Securities Act or any applicable state securities Laws, provided, however, that by making the representations herein, such Purchaser does not agree to hold any of the Securities for any minimum period of time and reserves the right at all times to sell or otherwise dispose of all or any part of such Securities, subject to compliance with the Shareholder Agreement, pursuant to an effective registration statement under the Securities Act or under an exemption from such registration and in compliance with applicable federal and state securities Laws. Such Purchaser does not presently have any agreement, plan or understanding, directly or indirectly, with any Person to distribute or effect any distribution of any of the Securities, or any securities which are derivatives thereof, to or through any Person or entity.

(d)                                 Purchaser Status. At the time such Purchaser was offered the Securities, it was, and at the date hereof it is, an “accredited investor” as defined in Rule 501(a) under the Securities Act.

(e)                                  Consents. Assuming the accuracy of the representations and warranties of the Company and the other parties to the Transaction Documents, other than passivity and anti- association commitments that may be requested by the Federal Reserve, no approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Entity or authority or any other person or entity in respect of any Law or regulation is necessary or required, and no lapse of a waiting period under Law applicable to such Purchaser is necessary or required, in each case in connection with the execution, delivery or performance by such Purchaser of this Agreement or the purchase of the Securities contemplated hereby.

(f)                                   Financial and Business Sophistication. Such Purchaser has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Securities. Such Purchaser has relied solely upon its own knowledge of, and/or the advice of its own legal, financial or other advisors with regard to, the legal, financial, tax and other considerations involved in deciding to invest in the Securities.

(g)                                  Private Placement; No Registration of Securities. Such Purchaser understands and acknowledges that the Securities are being sold by the Company without registration under the Securities Act in reliance upon the exemption from federal and state registration set forth in, respectively, Rule 506(b) of Regulation D promulgated under Section 4(a)(2) of the Securities Act and Section 18 of the Securities Act, or any state securities laws, and accordingly, subject to any terms of this Agreement to the contrary, may be resold, pledged or otherwise transferred only if exemptions from the Securities Act and applicable state securities laws are available to such Purchaser, and subject to compliance with the Shareholder Agreement. Such Purchaser further understands and acknowledges that, except as otherwise set forth in this Agreement, the Company will not be obligated in the future to register the Securities under the Securities Act or the Exchange Act, or under any state securities laws. Such Purchaser agrees and acknowledges that the Company has not made and is not making hereby any representation, warranty or covenant, express or implied, as to the availability of any exemption from registration under the Securities Act or any applicable state securities laws for the resale, pledge or other transfer of the Securities, or that the Securities purchased by such Purchaser will ever be able to be lawfully resold, pledged or otherwise transferred.

(h)                                 Ability to Bear Economic Risk of Investment. Such Purchaser recognizes that an investment in the Securities involves a substantial risk. Such Purchaser has the ability to bear the economic risk of the prospective investment in the Securities, including the ability to hold the Securities indefinitely, and further including the ability to bear a complete loss of all of its investment in the Company. Such Purchaser has adequate means of providing for its current needs and personal contingencies and has no need for liquidity in this investment.

(i)                                     No Offering Memorandum. Such Purchaser acknowledges that: (i) it is not being provided with the disclosures that would be required if the offer and sale of the Securities were registered under the Securities Act, nor is it being provided with any offering circular or prospectus prepared in connection with the offer and sale of the Securities; (ii) it has conducted its own examination of the Company and its Subsidiaries and the terms of the Securities to the extent it deems necessary to make its decision to invest in the Securities (including meeting with representatives of the Company); and (iii) it has requested and received from the Company or representatives of the Company such financial and other information concerning the Company and its Subsidiaries to the extent it deems necessary to make its decision to invest in the Securities.

(j)                                    Information. Such Purchaser acknowledges that it and its advisors have been furnished with all materials relating to the business, finances and operations of the Company that have been requested by such Purchaser or its advisors and have been given the opportunity to ask questions of, and to receive answers from, persons acting on behalf of the Company concerning terms and conditions of the transactions contemplated by this Agreement and the Transaction Documents in order to make an informed and voluntary decision to enter into this Agreement. Such Purchaser is not subscribing for the Securities as a result of or subsequent to any advertisement, article, notice or other communication published in any website, newspaper, magazine or similar media or broadcast over television or radio, or any solicitation of a subscription by a person other than representatives of the Company.

(k)                                 Investment Decision. Such Purchaser has made its own investment decision based upon its own judgment, due diligence and advice from such advisors as it has deemed necessary and not upon any view expressed by any other Person. Such Purchaser is not relying upon, and has not relied upon, any advice, statement, representation or warranty made by any person or entity by or on behalf of the Company, except for the express statements, representations and warranties of the Company made or contained in this Agreement. Such Purchaser acknowledges that nothing in this Agreement or any other materials presented by or on behalf of the Company to it in connection with the investment in the Securities constitutes legal, tax or investment advice.

(l)                                     Financial Capability. At the Closing, the Purchaser shall have available funds necessary to consummate the Closing on the terms and conditions contemplated by this Agreement.

(m)                             No Governmental Review. Such Purchaser understands that no U.S. federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities. Such Purchaser understands that the Securities are not savings accounts, deposits or other obligations of any bank and are not insured by the FDIC, including the FDIC’s Deposit Insurance Fund, or any other governmental agency.

(n)                                 Regulatory Matters. Such Purchaser understands and acknowledges that: (i) the Company is a registered bank holding company under the BHC Act, and is subject to regulation by the Federal Reserve; (ii) acquisitions of interests in bank holding companies are subject to the BHC Act and the CIBC Act. Assuming the accuracy of the representations and warranties of the Company contained herein, Purchaser represents that neither it nor its Affiliates will, as a result of the transactions contemplated herein, be deemed to (i) own or control 10% or more of any class of voting securities of the Company or (ii) otherwise control the Company for purposes of the BHC Act or the CIBC Act. Such Purchaser is not participating and has not participated with any other investor in the offering of the Securities in any joint activity or parallel action towards a common goal between or among such investors of acquiring control of the Company.

(o)                                 Residency. Such Purchaser’s residence (if an individual) or office in which its investment decision with respect to the Securities was made (if an entity) are located at the address immediately below such Purchaser’s name on its signature page hereto.

(p)                                 OFAC and Anti-Money Laundering. Such Purchaser understands, acknowledges, represents and agrees that (i) the Purchaser is not the target of any sanction, regulation or law promulgated by OFAC, the Financial Crimes Enforcement Network or any other U.S. governmental entity (“U.S. Sanctions Laws”); (ii) the Purchaser is not owned by, controlled by, under common control with or acting on behalf of any person that is the target of U.S. Sanctions Laws; (iii) the Purchaser is not a “foreign shell bank” and is not acting on behalf of a “foreign shell bank” under applicable anti-money laundering laws and regulations; (iv) the Purchaser’s entry into this Agreement and the Transaction Documents or the consummation of the transactions contemplated hereby or thereby will not contravene U.S. Sanctions Laws or applicable anti-money laundering laws or regulations; (v) the Purchaser will promptly provide to any regulatory or law enforcement authority such information or documentation as may be required to comply with U.S. Sanctions Laws or applicable anti-money laundering laws or regulations; and (vi) the Company may provide to any regulatory or law enforcement authority information or documentation regarding, or provided by, the Purchaser for the purposes of complying with U.S. Sanctions Laws or applicable anti-money laundering laws or regulations.

(q)                                 No Outside Discussion of Offering. Such Purchaser has not discussed the offering of the Securities with any other party or potential investors (other than the Company, any other Purchaser and Purchaser’s authorized representatives), except as expressly permitted under this Agreement or except as expressly permitted under the terms of the confidentiality agreement between such Purchaser and the Company.

(r)                                    Accuracy of Representations. Such Purchaser understands that the Company will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements in connection with the transactions contemplated by this Agreement and the Transaction Documents, and agrees that if any of the representations or acknowledgements made by it or no longer accurate as of the Closing Date, or if any of the agreements made by it are breached on or prior to the Closing Date, it shall promptly notify the Company.

(s)                                   Accredited Investor Questionnaire. Such Purchaser has provided the information required in the Accredited Investor Questionnaire attached hereto as Exhibit A-1 and hereby represents and warrants that the information about such Purchaser set forth in its Accredited Investor Questionnaire is true, correct and complete in all respects. Such Purchaser covenants that prior to the Closing Date it will promptly notify the Company of any material changes to the information set forth in such Accredited Investor Questionnaire.

(t)                                    No Disqualifying Event. No “bad actor” disqualifying event described in Rule 506(d)(1)(i)-(viii) of the Securities Act (a “Disqualification Event”) is applicable to such Purchaser, except for a Disqualification Event as to which Rule 506(d)(2)(ii-iv) or (d)(3) is applicable.

(u)                                 No Other Purchaser Representations. The Company and each of the Purchasers acknowledge and agree that no Purchaser has made or makes any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Section 3.2.

ARTICLE IV

OTHER AGREEMENTS OF THE PARTIES

Section 4.1                                    Transfer Restrictions.

(a)                                 Compliance with Shareholder Agreement and Applicable Laws. Each Purchaser acknowledges and covenants that any and all transfers and other dispositions of Securities shall be subject to the terms, conditions and restrictions on transfer or other disposition set forth in the Shareholder Agreement, and each such Purchaser hereby agrees and covenants to become a party to the Shareholder Agreement at or prior to Closing and to abide by the terms and conditions thereof, including the restrictions on transfer and other dispositions of the Securities set forth therein. Notwithstanding any other provision of this Article IV, each Purchaser covenants that the Securities may be disposed of only in accordance with the Shareholder Agreement and pursuant to an effective registration statement under, and in compliance with the requirements of, the Securities Act, or pursuant to an available exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, and in compliance with any applicable state, federal or foreign securities Laws. Subject to the terms of the Shareholder Agreement, in connection with any transfer of the Securities other than (i) pursuant to an effective registration statement, (ii) to the Company or (iii) pursuant to Rule 144 (provided that the transferor provides the Company with reasonable assurances (in the form of a seller representation letter and, if applicable, a broker representation letter) that such securities may be sold pursuant to such rule), the Company may require the transferor thereof to provide to the Company and the Transfer Agent, at the transferor’s expense, an opinion of counsel selected by the transferor and reasonably acceptable to the Company and the Transfer Agent, the form and substance of which opinion shall be reasonably satisfactory to the Company and the Transfer Agent, to the effect that such transfer does not require registration of such Securities under the Securities Act. As a condition of transfer (other than pursuant to clauses (i), (ii) or (iii) of the preceding sentence), any such transferee shall agree in writing to be bound by the terms of this Agreement and the Shareholder Agreement and shall have the rights and be subject to the obligations of a Purchaser under this Agreement and of a shareholder of the Company under the Shareholder Agreement with respect to such transferred Securities.

(b)                                 Legends. Certificates evidencing the Securities shall bear any legend as required by the “blue sky” Laws of any state and restrictive legends in substantially the following forms (and with respect to any Securities held in book entry form, the Transfer Agent will record such a legend on the share register), until such time as they are not required under Section 4.1(c) or applicable Law:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS (INCLUDING MINNESOTA STATUTES, CHAPTER 80A) AND MAY NOT BE TRANSFERRED UNTIL THE CORPORATION HAS BEEN FURNISHED WITH EVIDENCE SATISFACTORY TO COUNSEL FOR THE

CORPORATION THAT THERE HAS BEEN COMPLIANCE WITH ALL APPLICABLE FEDERAL AND STATE OR TERRITORIAL SECURITIES LAWS WITH RESPECT TO THE SECURITIES, INCLUDING, WITHOUT LIMITATION, AN OPINION OF COUNSEL SATISFACTORY IN FORM AND SUBSTANCE TO COUNSEL FOR THE CORPORATION THAT THE OFFER AND SALE OF THE SECURITIES IS EXEMPT UNDER FEDERAL AND STATE SECURITIES LAWS. THE TRANSFERABILITY OF THE SECURITIES IS ALSO RESTRICTED BY STOP TRANSFER ORDERS OR NOTATIONS MADE ON THE CORPORATION’S RECORDS REFERRING TO RESTRICTIONS ON TRANSFERABILITY.

THE TRANSFER OR ENCUMBRANCE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO SUBSTANTIAL RESTRICTIONS DESCRIBED IN THAT CERTAIN SHAREHOLDER AGREEMENT, DATED EFFECTIVE AS OF OCTOBER 28, 2005 (THE “SHAREHOLDER AGREEMENT”), BY AND AMONG THE CORPORATION AND ALL THE SHAREHOLDERS OF THE CORPORATION, A COPY OF WHICH IS ON FILE AT THE OFFICE OF THE CORPORATION. THE ACCEPTANCE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE SHALL BE DEEMED AN AGREEMENT TO BE BOUND BY THE TERMS AND CONDITIONS OF THE SHAREHOLDER AGREEMENT.

(c)                                  Removal of Legends. The restrictive legends set forth in Section 4.1(b) above shall be removed and the Company shall issue a certificate without such restrictive legend or any other restrictive legend to the holder of the applicable Securities upon which it is stamped or issue to such holder by electronic delivery at the applicable balance account at DTC, if (i) such Securities are registered for resale under the Securities Act, (ii) such Securities are sold or transferred pursuant to Rule 144 (if the transferor is not an Affiliate of the Company), or (iii) such Securities are eligible for sale under Rule 144, without the requirement for the Company to be in compliance with the current public information required under Rule 144(c)(1) (or Rule 144(i)(2), if applicable) as to such securities and without volume or manner-of-sale restrictions. Following the earlier of (i) the Effective Date or (ii) Rule 144 becoming available for the resale of Securities, without the requirement for the Company to be in compliance with the current public information required under Rule 144(c)(1) (or Rule 144(i)(2), if applicable) as to the Securities and without volume or manner-of-sale restrictions, the Company shall instruct the Transfer Agent to remove the legend from the Securities and shall cause its counsel to issue any legend removal opinion required by the Transfer Agent. Any fees (with respect to the Transfer Agent, Company counsel or otherwise) associated with the issuance of such opinion or the removal of such legend shall be borne by the Company. If a legend is no longer required pursuant to the foregoing, the Company will no later than three (3) Trading Days following the delivery by a Purchaser to the Transfer Agent (with notice to the Company) of a legended certificate or instrument representing such Securities (endorsed or with stock powers attached, signatures guaranteed, and otherwise in form necessary to affect the reissuance and/or transfer) and a representation letter to the extent required by Section 4.1(a) (such third Trading Day, the “Legend Removal Date”), deliver or cause to be delivered to such Purchaser a certificate or instrument (as the case may be) representing such Securities that is free from all restrictive legends. Certificates for Securities free from all restrictive legends may be transmitted by the

Transfer Agent to the Purchasers by crediting the account of the Purchaser’s prime broker with DTC as directed by such Purchaser. Except as may be required to ensure compliance with applicable law or so as to be consistent with any insider trading policy implemented by the Company, the Company may not make any notation on its records or give instructions to the Transfer Agent that enlarge the restrictions on transfer set forth in this Section 4.1. Notwithstanding the foregoing or anything else in this Section 4.1 to the contrary, the Company shall not be required to remove the restrictive legend regarding the restriction and encumbrance of transfers of Securities under the Shareholder Agreement set forth in Section 4.1(b) above unless and until the Shareholder Agreement has been terminated or otherwise cancelled in accordance with the terms thereof.

(d)                                 Cooperation by the Company. Subject to Purchaser’s compliance with the Shareholder Agreement, the Articles of Incorporation and the Company’s Bylaws, the Company shall cooperate, in accordance with reasonable and customary business practices with any and all transfers, whether by direct or indirect sale, assignment, award, confirmation, distribution, bequest, donation, trust, pledge, encumbrance, hypothecation, or other transfer or disposition, for consideration or otherwise, whether voluntary or involuntary, by operation of law or otherwise, by the Purchaser or any of its successors and assigns of the Securities in accordance with this Agreement.

Section 4.2                                    Acknowledgment of Dilution. The Company acknowledges that the issuance of the Securities may result in dilution of the outstanding shares of Common Stock. The Company further acknowledges that its obligations under the Transaction Documents, including without limitation its obligation to issue the Securities pursuant to the Transaction Documents, are unconditional and absolute and not subject to any right of set off, counterclaim, delay or reduction, regardless of the effect of any such dilution or any claim the Company may have against any Purchaser and regardless of the dilutive effect that such issuance may have on the ownership of the other shareholders of the Company.

Section 4.3                                    Form D and Blue Sky. The Company agrees to timely file a Form D with respect to the Securities as required under Regulation D. The Company, on or before the Closing Date, shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for or to qualify the Securities for sale to the Purchasers at the Closing pursuant to this Agreement under applicable securities or “Blue Sky” Laws of the states of the United States. The Company shall make all filings and reports relating to the offer and sale of the Securities required under applicable securities or “Blue Sky” Laws of the states of the United States following the Closing Date.

Section 4.4                                    No Integration. The Company shall not, and shall use its commercially reasonable efforts to ensure that no Affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that will be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities to the Purchasers.

Section 4.5                                    Indemnification.

(a)                                 Indemnification of Purchasers. The Company will indemnify and hold each Purchaser and its directors, officers, shareholders, members, partners, employees, agents and investment advisors (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls such Purchaser (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners, employees or investment advisors (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling person (each, an “Indemnified Person”) harmless from and against any and all losses, liabilities, obligations, claims, damages, costs and expenses actually and reasonably incurred by such Indemnified Person, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation (collectively, “Losses”) that any such Indemnified Person may suffer or incur as a result of (i) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or (ii) any action instituted against an Indemnified Person in any capacity, or any of them or their respective Affiliates, by any shareholder of the Company who is not a Purchaser, an Affiliate of a Purchaser, or an Affiliate of such Indemnified Person, with respect to any of the transactions contemplated by this Agreement. Any indemnification payment made pursuant to this Agreement shall be treated as an adjustment to purchase price for Tax purposes, except as otherwise required by Law.

(b)                                 Conduct of Indemnification Proceedings. Promptly after receipt by any Indemnified Person of notice of any demand, claim or circumstances which would or might give rise to a claim or the commencement of any action, proceeding or investigation in respect of which indemnity may be sought pursuant to Section 4.5(a), such Indemnified Person shall promptly notify the Company in writing and the Company shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Person, and shall assume the payment of all fees and expenses; provided, however, that the failure of any Indemnified Person so to notify the Company shall not relieve the Company of its obligations hereunder except to the extent that the Company is actually and materially and adversely prejudiced by such failure to notify (as determined by a court of competent jurisdiction, which determination is not subject to appeal or further review). In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless: (i) the Company and the Indemnified Person shall have mutually agreed in writing to the retention of such counsel prior to such retention; (ii) the Company shall have failed promptly to assume the defense of such proceeding and to employ counsel reasonably satisfactory to such Indemnified Person in such proceeding; or (iii) in the reasonable judgment of counsel to such Indemnified Person, representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them; provided, that the Indemnifying Party shall not be liable for the fees and expenses of more than one separate firm of attorneys at any time for all Indemnified Parties. The Company shall not be liable for any settlement of any proceeding effected without its written consent, which consent shall not be unreasonably withheld, delayed or conditioned. Without the prior written consent of the Indemnified Person, which shall not be unreasonably withheld, delayed or conditioned, the Company shall not effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Person, unless such settlement includes an unconditional release of such Indemnified Person from all liability arising out of such proceeding.

(c)                                  The Company shall not be required to indemnify any Indemnified Person pursuant to Section 4.5(a)(i), disregarding all qualifications or limitations set forth in such representations and warranties as to “materiality” and “Material Adverse Effect,” unless and until the aggregate amount of all Losses incurred with respect to all claims pursuant to Section 4.5(a)(i) exceed $250,000 (the “Threshold Amount”), in which event the Company shall be responsible for the amount of such Losses in excess of the Threshold Amount, subject to the terms of this Section 4.5. Notwithstanding anything to the contrary set forth in this Article IV or any other provision of this Agreement, the aggregate liability of the Company for any Losses under Section 4.5(a)(i) shall not exceed $3,000,000.

(d)                                 For purposes of the indemnity contained in Section 4.5(a)(i), all qualifications and limitations set forth in the parties’ representations and warranties as to “materiality” and “Material Adverse Effect” shall be disregarded in determining whether there shall have been any inaccuracy in or breach of any representations and warranties in this Agreement and the Losses arising therefrom.

(e)                                  In the absence of fraud by the Company, the exclusive remedy of any Purchaser shall be pursuant to this Section 4.5, unless an additional remedy or different remedy is expressly set forth in a provision to this Agreement, and each Purchaser expressly waives any and all other remedies.

Section 4.6                                    Commercially Reasonable Efforts. The Company and the Purchasers agree to use commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties to this Agreement in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by the Transaction Documents, including using commercially reasonable efforts to accomplish the following: (a) the taking of all reasonable acts necessary to cause the conditions to Closing to be satisfied; (b) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from Governmental Entities and the making of all necessary registrations and filings and the taking of all reasonable steps necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity; (c) the obtaining of all necessary consents, approvals or waivers from third parties; and (d) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, the Transaction Documents.

Section 4.7                                    Use of Proceeds. The Company intends to use the net proceeds from the sale of the Shares hereunder to strengthen the Company’s current balance sheet, improve the regulatory capital of the Bank, support growth opportunities, and for general corporate purposes.

Section 4.8                                    Limitation on Beneficial Ownership. No Purchaser will be entitled to purchase a number of Shares that would result in such Purchaser, together with its Affiliates or any other Persons with which it is acting in concert or whose holdings would otherwise be required to be aggregated with such Purchaser’s holdings for purposes of the BHC Act or the CIBC Act becoming, directly or indirectly, the beneficial owner (as determined under Rule 13d-3 under the Exchange Act) of more than 9.9% of the number of shares of Common Stock issued and outstanding (based on the number of outstanding shares as of the Closing Date).

Section 4.9                                    Avoidance of Control. Notwithstanding anything to the contrary in this Agreement, neither the Company nor any Subsidiary shall take any action (including, without limitation, any redemption, repurchase, rescission or recapitalization of Common Stock, or securities or rights, options or warrants to purchase Common Stock, or securities of any type whatsoever that are, or may become, convertible into or exchangeable into or exercisable for Common Stock in each case, where each Purchaser is not given the right to participate in such redemption, repurchase, rescission or recapitalization to the extent of such Purchaser’s pro rata proportion), that would cause (a) such Purchaser’s equity of the Company (together with equity owned by such Purchaser’s Affiliates (as such term is used under the BHC Act)) to exceed 33.3% of the Company’s total equity or (b) such Purchaser’s ownership of any class of voting securities of the Company (together with the ownership by such Purchaser’s Affiliates (as such term is used under the BHC Act) of voting securities of the Company) to exceed 9.9%, in each case without the prior written consent of such Purchaser, or to increase to an amount that would constitute “control” under the BHC Act, the CIBC Act, any applicable provisions of Minnesota Law, or any rules or regulations promulgated thereunder (or any successor provisions) or otherwise cause such Purchaser to “control” the Company under and for purposes of the BHC Act, the CIBC Act or any rules or regulations promulgated thereunder (or any successor provisions). Notwithstanding anything to the contrary in this Agreement, no Purchaser (together with its Affiliates (as such term is used under the BHC Act)) shall have the ability to purchase more than 33.3% of the Company’s total equity or exercise any voting rights of any class of securities in excess of 9.9% of the total outstanding voting securities of the Company. In the event either the Company or a Purchaser breaches its obligations under this Section 4.9 or believes that it is reasonably likely to breach such an obligation, it shall promptly notify the other parties hereto and shall cooperate in good faith with such parties to modify ownership or, to the extent commercially reasonable, make other arrangements or take any other action, in each case, as is necessary to cure or avoid such breach.

Section 4.10                             No Change of Control. The Company shall use commercially reasonable efforts to obtain all necessary irrevocable waivers, adopt any required amendments and make all appropriate determinations so that the issuance of the Shares to the Purchasers will not trigger a “change of control” or other similar provision in any Material Contracts and any employment, “change in control,” severance or other employee or director compensation agreements or any benefit plan of the Company or any of its Subsidiaries, which results in payments to the counterparty or the acceleration of vesting of benefits.

Section 4.11                             Notice of Certain Events. Each party shall promptly notify the other parties of (a) any event, condition, fact, circumstance, occurrence, transaction or other item of which such party becomes aware prior to the Closing that would constitute a violation or breach of this Agreement (or a breach of any representation or warranty contained herein) or, if the same were to continue to exist as of the Closing Date, would constitute the non-satisfaction of any of the conditions set forth in Article V hereof, and (b) any event, condition, fact, circumstance, occurrence, transaction or other item of which such party becomes aware which would have been required to have been disclosed pursuant to the terms of this Agreement had such event, condition, fact, circumstance, occurrence, transaction or other item existed as of the date hereof. Notwithstanding the foregoing, no party shall be required to take any action that would jeopardize such party’s attorney-client privilege.

Section 4.12                             Conduct of the Business. Except for actions taken at the request of any Governmental Entity, as required by Law or as expressly consented to in writing by the Purchasers (which consent shall not be unreasonably withheld, conditioned or delayed), prior to the earlier of the Closing Date or the termination of this Agreement pursuant to Section 6.10, the Company shall, and, shall cause each of its Subsidiaries to: (a) use commercially reasonable efforts to carry on its business in the ordinary course of business and use commercially reasonable efforts to maintain and preserve its and such Company Subsidiary’s business (including its organization, assets, properties, goodwill and insurance coverage) and preserve business relationships with customers, vendors, strategic partners and others having business dealings with it; provided, that nothing in this clause (a) shall limit or require any actions that the Board may, in good faith, determine to be inconsistent with their duties or the Company’s obligations under applicable Law or imposed by any Governmental Entity; and (b) refrain from (1) declaring, setting aside or paying any distributions or dividends on, or making any other distributions (whether in cash, securities or other property) in respect of, any of its capital stock; (2) splitting, combining or reclassifying any of its capital stock or issuing or authorizing the issuance of any other securities in respect of, in lieu of or in substitution for capital stock or any of its other securities; or (3) purchasing, redeeming or otherwise acquiring any capital stock or any of its other securities or any rights, warrants or options to acquire any such capital stock or other securities, other than acquisitions of investment securities in the ordinary course of business.

Section 4.13                             Shareholder Litigation. The Company shall promptly inform the Purchasers of any claim, action, suit, arbitration, mediation, demand, hearing, investigation or proceeding (“Shareholder Litigation”) against the Company, any Company Subsidiary or any of the past or present executive officers or directors of the Company or any Company Subsidiary that is threatened or initiated by or on behalf of any shareholder of the Company in connection with or relating to the transactions contemplated hereby. The Company shall consult with the Purchasers and keep the Purchasers informed of all material filings and developments relating to any such Shareholder Litigation.

Section 4.14                             Certain Transactions.

(a)                                 Prior to the Closing, the Company shall not, and the Company shall cause its directors, officers, employees, Affiliates, agents and representatives not to, directly or indirectly solicit or effect or cause to be effected any transaction with a third party that is so solicited by the Company or any director, officer, employee, Affiliate, agent and representative of the Company (i) to raise capital (except as may be required in response to a directive or order from the Federal Reserve), or (ii) that would reasonably be expected to result in a Change in Control unless (with respect to this clause (ii)) such third party shall have provided prior assurance in writing to the Company (in a form that is reasonably satisfactory to the Company) that the terms of this Agreement shall be fully performed (x) by the Company or (y) by such third party if it is the successor of the Company or if the Company is its direct or indirect subsidiary, and the Company agrees to promptly provide copies of such assurances to the Purchasers.

(b)                                 Provided that the Company is not otherwise in breach of Section 4.14(a) in any respect, the Company, directly or indirectly, may, subject to Section 4.14(c), (i) participate in negotiations or discussions with any third party that has made (and not withdrawn) a bona fide, unsolicited, Acquisition Proposal that the Board believes in good faith constitutes or would reasonably be expected to result in a Superior Proposal, and (ii) thereafter furnish to such third party non-public information relating to the Company.

(c)                                  The Company shall notify Purchasers orally and in writing promptly (but in no event later than one (1) Business Day) after receipt by the Company of any proposal or offer from any Person to effect an Acquisition Proposal or any request in connection with a prospective Acquisition Proposal for non-public information relating to the Company or for access to the properties, books or records of the Company by any Person other than the Purchasers, indicating in such notice the material terms and conditions of any such proposal or offer and the identity of the Person making the proposal or offer, and thereafter shall keep Purchasers reasonably informed with respect to the status of such proposal or offer.

(d)                                 In the event that, at or prior to Closing, (1) the number of shares of Common Stock or securities convertible or exchangeable into or exercisable for shares of Common Stock issued and outstanding is changed as a result of any reclassification, stock split (including reverse split), stock dividend or distribution (including any dividend or distribution of securities convertible or exchangeable into or exercisable for shares of Common Stock), merger, tender or exchange offer or other similar transaction, or (2) the Company fixes a record date that is at or prior to the applicable Closing Date for the payment of any non-stock dividend or distribution on the Common Stock, then the number of shares of Common Stock and Non-Voting Common Stock to be issued to the Purchasers at the Closing under this Agreement, together with the applicable implied per share price and the shares of Common Stock and the Non-Voting Common Stock to be issued to the Purchasers at the Closing under this Agreement shall be equitably substituted with shares of other stock or securities or property (including cash), in each case, to provide the Purchasers with substantially the same economic benefit from this Agreement as the Purchasers had prior to the applicable transaction.

Section 4.15                             Anti-Takeover Matters. If any Takeover Law may become, or may purport to be, applicable to the transactions contemplated or permitted by this Agreement, the Company and the Board shall grant such approvals and take such actions as are necessary so that the transactions contemplated or permitted by this Agreement and the other Transaction Documents may be consummated, as promptly as practicable, on the terms contemplated by this Agreement and the other Transaction Documents, as the case may be, and otherwise act to eliminate or minimize the effects of any Takeover Law on any of the transactions contemplated or permitted by this Agreement and the other Transaction Documents.

Section 4.16                             Publicity. Except as may be required by applicable law, the Company will not, and will cause each of its Affiliates and representatives (including its placement agent) not to, issue any press release or public statement that identifies any Purchaser or any investment adviser to any Purchaser, or otherwise makes any public statement with respect to any Purchaser or any investment adviser to any Purchaser without the prior written consent of such Purchaser. Any such press release or public statement required by applicable law shall only be made by the Company after reasonable notice and opportunity for review by such Purchaser.

Section 4.17                             Corporate Opportunities. Each of the parties hereto acknowledges that Castle Creek and its Affiliates and related investment funds may review the business plans and related proprietary information of any enterprise, including enterprises that may have products or services that compete directly or indirectly with those of the Company and the Company Subsidiaries, and may trade in the securities of such enterprise. None of Castle Creek and its Affiliates, any of their respective Affiliates or related investment funds shall be precluded or in any way restricted from investing or participating in any particular enterprise, or trading in the securities thereof whether or not such enterprise has products or services that compete with those of the Company and the Company Subsidiaries. The parties expressly acknowledge and agree that: (a) Castle Creek, the Affiliates of Castle Creek and their respective Affiliates have the right to, and shall have no duty (contractual or otherwise) not to, directly or indirectly, engage in the same or similar business activities or lines of business as the Company and the Company Subsidiaries; and (b) in the event that Castle Creek, any Affiliate of Castle Creek or any of their respective Affiliates acquires knowledge of a potential transaction or matter that may be a corporate opportunity for the Company or any of the Company Subsidiaries, Castle Creek, Affiliates of Castle Creek or any of their respective Affiliates shall have no duty (contractual or otherwise) to communicate or present such corporate opportunity to the Company or any of the Company Subsidiaries, and, notwithstanding any provision of this Agreement to the contrary, shall not be liable to the Company or any of the Company Subsidiaries or shareholders of the Company for breach of any duty (contractual or otherwise) by reason of the fact that Castle Creek, any Affiliate thereof, any related investment fund thereof or any of their respective Affiliates, directly or indirectly, pursues or acquires such opportunity for itself, directs such opportunity to another person, or does not present such opportunity to the Company.

Section 4.18                             Shareholder Approval. The Company shall, as promptly as reasonably practicable following the date hereof, call a special meeting of its shareholders to approve the Articles of Amendment and make its commercially reasonable efforts to seek the requisite approval of and arrange for execution of the Shareholder Agreement Amendment by the Company and the required holders of Common Stock (such approval, the “Shareholder Approval”). The Board shall recommend to the Company’s shareholders that such shareholders vote in favor of the proposed Articles of Amendment. Following receipt of Shareholder Approval, the Company shall file the Articles of Amendment with the Secretary of State of the State of Minnesota, and such Articles of Amendment shall be in full force and effect as of the Closing Date.

Section 4.19                             Piggyback Registration Rights.

(a)                                 For purposes of this Agreement, “Registrable Securities” means (1) all Shares acquired by each Purchaser hereunder and (2) any Underlying Shares issued or issuable directly or indirectly with respect to the Shares referred to in the foregoing clause (1) by way of conversion, exercise or exchange thereof or stock dividend or stock split or in connection with a combination of shares, recapitalization, reclassification, merger, amalgamation, arrangement, consolidation or other reorganization.

(b)                                 If the Company, at any time within two (2) years of the date upon which the Company becomes required to file with the Commission periodic reports under the Securities Act or the Exchange Act, proposes to register any of its equity securities under the Securities Act (other than pursuant to a registration statement on Form S-4 or S-8 or any successor or similar forms thereto), whether or not for sale for its own account, on a form and in a manner that would permit registration of Registrable Securities for sale to the public under the Securities Act, the Company will give written notice to each Purchaser promptly of its intention to do so, describing such securities and specifying the form and manner and the other relevant facts involved in such proposed registration (including (x) whether or not such registration will be in connection with an underwritten offering of Registrable Securities and, if so, the identity of the managing underwriter and whether such offering will be pursuant to a “best efforts” or “firm commitment” underwriting and (y) the price (net of any underwriting commissions, discounts and the like) at which the Registrable Securities are reasonably expected to be sold). Upon the written request of any Purchaser delivered to the Company within ten (10) calendar days after the receipt of any such notice (which request shall specify the Registrable Securities intended to be disposed of by such holder and the intended method of disposition thereof), the Company will use its commercially reasonable efforts to effect the registration under the Securities Act of all of the Registrable Securities that the Company has been so requested to register; provided, however, that:

(i)                                     If, at any time after giving such written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to proceed with such registration in its entirety, the Company may, at its election, give written notice of such determination to the Purchaser and thereupon the Company shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay the registration expenses in connection therewith), without prejudice, however, to the rights of the Purchasers under the terms of this Section 4.19.

(ii)                                  If such registration involves an underwritten offering, each Purchaser, if it elects to participate in the sale, must sell its Registrable Securities to or through the underwriters selected by the Company, and the Purchasers will (together with the Company and any other persons distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. If any Purchaser disapproves of the terms of the underwriting, such Purchaser may elect to withdraw therefrom by written notice to the Company and the managing underwriter.

(c)                                  The Company shall not be obligated to (i) conduct an initial public offering of any Company securities under this Section 4.19 or (ii) effect any registration of Registrable Securities incidental to the registration of any of its securities and or options or other rights in connection with mergers, acquisitions, exchange offers, dividend reinvestment plans or stock option or other employee benefit plans under this Section 4.19.

(d)                                 All of the registration expenses and selling expenses incurred in connection with each registration of Registrable Securities requested pursuant to this Section 4.19, including the expenses of one (1) legal counsel for all Purchasers, shall be paid by the Company. All of the selling expenses, including, without limitation, any commission required to be paid in connection with the sale of any Registrable Securities, in connection with each registration of Registrable Securities requested pursuant to this Section 4.19, shall be paid by the Purchasers.

(e)                                  If a registration pursuant to this Section 4.19 involves an underwritten offering and the managing underwriter advises the issuer that, in its opinion, the number of securities proposed to be included in such registration should be limited due to market conditions, including an adverse effect on the per share offering price, then the Company will include in such registration (i) first, the securities the Company proposes to sell, and (ii) second, the Registrable Securities requested by the Purchasers to be included in such registration, that, in the opinion of the managing underwriter, can be sold. If the total number of securities, including Registrable Securities, requested to be included in such offering exceeds the number of securities to be sold (other than by the Company) that the underwriters in their reasonable discretion determine is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters and the Company in their sole discretion determine will not jeopardize the success of the offering. If the underwriters determine that less than all of the Registrable Securities requested to be registered can be included in such offering, then the Registrable Securities that are included in such offering shall be allocated among the selling Purchasers in proportion (as nearly as practicable to) the number of Registrable Securities owned by each selling Purchaser or in such other proportions as shall mutually be agreed to by all such selling Purchasers.

(f)                                   The Company agrees to indemnify each Purchaser and its Affiliates and each of their respective officers, directors, direct or indirect partners or members, employees and agents and each person who controls such Purchaser within the meaning of the Exchange Act and the rules and regulations promulgated thereunder (each, a “Purchaser Indemnitee”), against any and all Losses arising out of or based upon any untrue statement or alleged untrue statement of, material fact contained in any registration statement that include any Purchaser’s Registrable Securities (each, a “Piggyback Registration Statement”), including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto or any documents incorporated therein by reference or contained in any “free writing prospectus” (as such term is defined in Rule 405 under the Securities Act) prepared by the Company or authorized by it in writing for use by such Purchaser Indemnitee (or any amendment or supplement thereto); or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements in any Piggyback Registration Statement or any amendments thereto not misleading in light of the circumstances under which they were made or the statements in any preliminary prospectus or final prospectus contained therein or any supplements thereto, in light of the circumstances under which they were made, not misleading; provided, that the Company shall not be liable to such Purchaser Indemnitee in any such case to the extent that any such Loss arises out of or is based upon (i) an untrue statement or omission of a material fact made in such Piggyback Registration Statement, including any such preliminary prospectus or final prospectus contained therein or any such amendments or supplements thereto or contained in any “free writing prospectus” prepared by the Company or authorized by it in writing for use by such Purchaser Indemnitee (or any amendment or supplement thereto), in reliance upon and in conformity with information regarding such Purchaser Indemnitee or its plan of distribution or ownership interests which was furnished in writing to the Company by such Purchaser Indemnitee or the underwriter expressly for use in connection with such Piggyback Registration Statement, including any such preliminary prospectus or final prospectus contained therein or any such amendments or supplements thereto, or (ii) offers or sales effected by or on behalf such Purchaser Indemnitee “by means of” (as defined in Rule 159A under the Securities Act) a “free writing prospectus” (as defined in Rule 405 under the Securities Act) that was not authorized in writing by the Company.

(g)                                  The Company shall make available, upon the request of any Purchaser, such information reasonably necessary to permit sales pursuant to Rule 144A (including the information required by Rule 144A(d)(4) and the Securities Act); and such other reports and documents as any Purchaser may reasonably request in availing itself of any rule or regulation of the Commission allowing it to sell any such securities without registration. Notwithstanding anything to the contrary in this Section 4.19(g) or elsewhere in this Agreement, all sales of Securities by any Purchaser shall be subject to the terms and conditions and restrictions on transfer and other disposition set forth in the Shareholder Agreement.

Section 4.20                             Board Observer. The Company hereby agrees that, from and after the Closing Date, as long as Castle Creek owns not less than 4.9% of the Company’s outstanding Common Stock, the Company shall invite a person designated by Castle Creek and reasonably acceptable to the Board of Directors of the Bank (the “Observer”) to attend all meetings of the Board of Directors of the Bank (including any meetings of committees thereof) in a nonvoting observer capacity; provided that the Observer shall not be entitled to attend more than one such meeting per calendar quarter. The Company shall provide the Observer copies of all notices, minutes, consents, and other materials that it provides to its directors; provided that, the Company reserves the right to withhold any information and to exclude such representative from any meeting or portion thereof if, on the advice of Company counsel, access to such information or attendance at such meeting could adversely affect the attorney-client privilege between the Company and its counsel or result in disclosure of trade secrets or a conflict of interest, or if Castle Creek or the Observer is a competitor of the Company (as determined in good faith by the Board of Directors of the Bank), or if access to such information or attendance at such meeting is prohibited by applicable Law or would cause a violation of the fiduciary requirements under applicable Law or such information constitutes confidential supervisory information within the meaning of 12 C.F.R. Part 261. Prior to attendance of any meetings of the Board of Directors of the Bank or any committee thereof or receipt of any materials or information required to be provided to the Observer pursuant to this Section 4.20, the Observer shall execute a confidentiality agreement in such form as reasonably acceptable to the Company and the Observer in which the Observer shall agree to hold in confidence and trust and to act in a fiduciary manner with respect to all information provided to such Observer.

ARTICLE V

CONDITIONS PRECEDENT TO CLOSING

Section 5.1                                    Conditions Precedent to the Obligations of the Purchasers to Purchase Shares. The obligation of each Purchaser to acquire Shares at the Closing is subject to the fulfillment, on or prior to the Closing Date, of each of the following conditions, any of which may be waived by such Purchaser (as to itself only):

(a)                                 Representations and Warranties. The representations and warranties of the Company contained (i) in Section 3.1(j)(i) shall be true and correct in all respects as of the date hereof and as of the Closing Date and (ii) herein (other than in Section 3.1(j)(i)) shall be true and correct in all material respects as of the date hereof and as of the Closing Date, except for such representations and warranties that speak as of a specific date (which representations and warranties are so true and correct as of such date).

(b)                                 Performance. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by it at or prior to the Closing.

(c)                                  No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or Governmental Entity of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

(d)                                 Consents. Other than the Required Approvals contemplated in Sections 3.1(e)(ii) and (iii), the Company shall have obtained in a timely fashion any and all consents, permits, approvals, registrations and waivers necessary for consummation of the purchase and sale of the Shares (including the Shareholder Approval), all of which shall be and remain so long as necessary in full force and effect.

(e)                                  Articles of Amendment and Shareholder Agreement Amendment. The Company (i) shall have filed with the Minnesota Secretary of State an effective Articles of Amendment to authorize up to 10,000,000 shares Non-Voting Common Stock, (ii) and the required holders of Common Stock shall have executed the Shareholder Agreement Amendment, and (iii) shall not have amended the Articles of Incorporation (except pursuant to the Articles of Amendment) or the Shareholder Agreement (except pursuant to the Shareholder Agreement Amendment).

(f)                                   Company Deliverables. The Company shall have delivered the Company Deliverables in accordance with Section 2.2(a).

(g)                                  Minimum Gross Proceeds. The Company shall receive at the Closing aggregate gross proceeds from the sale of Shares of $15,000,001.73 at a price per share equal to the Purchase Price, and shall simultaneously issue and deliver at the Closing to the Purchasers hereunder an aggregate number of Shares equal to such gross proceeds divided by the Purchase Price.

(h)                                 Bank Regulatory Issues. The purchase of Shares by such Purchaser shall not (i) cause such Purchaser or any of its Affiliates to violate any banking regulation, (ii) require such

Purchaser or any of its affiliates to file a prior notice under the CIBC Act, or otherwise seek prior approval or non-objection of any banking regulator, (iii) require such Purchaser or any of its Affiliates to become a bank holding company or otherwise serve as a source of strength for the Company or the Bank under the BHC Act or (iv) cause such Purchaser, together with any other person whose Company securities would be aggregated with such Purchaser’s Company securities for purposes of any bank regulation or Law, to collectively be deemed to own, control or have the power to vote securities which (assuming, for this purpose only, full conversion and/or exercise of such securities to the extent such securities are convertible by the Purchaser and such other Persons) would represent more than 9.9% of any class of voting securities of the Company outstanding at such time.

(i)                                     Burdensome Condition. There shall not be any action taken, or any Law enacted, entered, enforced or deemed applicable, by any Governmental Entity which imposes any new restriction or condition on the Company or any Company Subsidiary or the Purchasers or any of their Affiliates (other than such restrictions as are described in the current version, as of the date hereof, of the Federal Reserve’s standard form of passivity or anti-association commitments, if any, required to be entered into by the Purchaser and/or any such Affiliate in connection with the transactions contemplated hereby) which is materially burdensome on the Company’s business following the Closing or on the Purchasers (or any of their Affiliates) related to its investment in the Securities, as applicable. Notwithstanding the foregoing, this condition shall not be deemed satisfied if, as a result of the Purchaser’s investment in the Securities, any third-party not controlled by the Purchaser (or any party that controls the Purchaser) is required by any Governmental Entity to agree to any restriction or condition that such party, it its sole discretion, deems to be unreasonable or unduly burdensome.

(j)                                    Well Capitalized. (A) Using the Bank’s balance sheet as of the month end immediately prior to the Closing Date and (B) after the Closing and the consummation of the transactions contemplated by this Agreement, the Bank shall meet the quantitative capital requirements to be “well capitalized” as defined in 12 C.F.R. § 325.103(b)(1).

(k)                                 Non-Performing Assets. As of the end of the month immediately prior to the Closing, the total value of Non-Performing Assets of the Bank shall not have increased by any amount in excess of $2,000,000 over the total value of the Non-Performing Assets of the Bank as of June 30, 2015. For purposes of clarity, the total value of the Non-Performing Assets of the Bank as of June 30, 2015 was $8,165,000.

Section 5.2                                    Conditions Precedent to the Obligations of the Company to Sell Shares. The Company’s obligation to sell and issue the Shares to each Purchaser at the Closing is subject to the fulfillment on or prior to the Closing Date of the following conditions, any of which may be waived by the Company:

(a)                                 Representations and Warranties. The representations and warranties made by each Purchaser in Section 3.2 hereof shall be true and correct in all material respects as of the Closing Date, except for such representations and warranties that speak as of a specific date (which representations and warranties are so true and correct as of such date) and such inaccuracies as would not have a material and adverse effect on the ability of such Purchaser to consummate the Transactions in a timely manner.

(b)                                 Performance. Such Purchaser shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by such Purchaser at or prior to the Closing Date.

(c)                                  No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or Governmental Entity of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

(d)                                 Purchasers Deliverables. Such Purchaser shall have delivered its Purchaser Deliverables in accordance with Section 2.2(b).

ARTICLE VI

MISCELLANEOUS

Section 6.1                                    Fees and Expenses. The parties hereto shall be responsible for the payment of all expenses incurred by them in connection with the preparation and negotiation of the Transaction Documents and the consummation of the transactions contemplated hereby. The Company shall pay all Transfer Agent and other transfer fees, stamp taxes and other taxes and duties levied in connection with the Company’s sale and issuance of the Securities to the Purchasers.

Section 6.2                                    Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements, understandings, discussions and representations, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules. At or after the Closing, and without further consideration, the Company and the Purchasers will execute and deliver to the other parties such further documents as may be reasonably requested in order to give practical effect to the intention of the parties under the Transaction Documents.

Section 6.3                                    Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile or e-mail (provided the sender receives a machine-generated confirmation of successful facsimile transmission or e-mail notification or confirmation of receipt of an e-mail transmission) at the facsimile number or e-mail address specified in this Section prior to 5:00 p.m., New York City time, on a Business Day, (b) the next Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section on a day that is not a Business Day or later than 5:00 p.m., New York City time, on any Business Day, (c) the Business Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service with next day delivery specified, or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as follows:

If to the Company:	Bridgewater Bancshares, Inc.
3800 American Blvd West, Suite 100
Bloomington, MN
Attention: Jerry Baack, President and CEO

With a copy to:	Winthrop & Weinstine, P.A.
225 S 6th Street, Suite 3500
Minneapolis, MN 55402
Attention: Edward J. Drenttel

If to a Purchaser:	To the address set forth under such Purchaser’s name on the signature page hereof; or such other address as may be designated in writing hereafter, in the same manner, by such Person.

With a copy to:	Klee, Tuchin, Bogdanoff & Stern LLP
1999 Avenue of the Stars, 39th Floor
Los Angeles, CA 90067
Attention: Vijay Sekhon

Section 6.4                                    Amendments; Waivers; No Additional Consideration. No amendment or waiver of any provision of this Agreement will be effective with respect to any party unless made in writing and signed by a duly authorized representative of such party. No consideration shall be offered or paid to any Purchaser to amend or consent to a waiver or modification of any provision of any Transaction Document unless the same consideration is also offered to all Purchasers who then hold Shares.

Section 6.5                                    Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. This Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement or any of the Transaction Documents.

Section 6.6                                    Successors and Assigns. The provisions of this Agreement shall inure to the benefit of and be binding upon the parties and their successors and permitted assigns. This Agreement, or any rights or obligations hereunder, may not be assigned by either party hereto without the prior written consent of the other party, which consent shall not be unreasonably withheld; provided; however, that the Company may, without the consent of any Purchaser, assign this Agreement to any successor to the Company in connection with any Change in Control of the Company.

Section 6.7                                    No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, other than, solely with respect to the provisions of Section 4.5, the Indemnified Persons, and solely with respect to the provisions of Section 4.19(f), the Purchaser Indemnitees.

Section 6.8                                    Governing Law. This Agreement shall be governed by and construed in accordance with the internal Laws of the State of New York applicable to contracts made and to be performed entirely within such State. Each party agrees that all Proceedings concerning the interpretation, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective Affiliates, employees or agents) whether in tort or contract or at law or in equity, may be commenced on a non-exclusive basis in the Minnesota Courts. Each party hereto hereby irrevocably submits to the non-exclusive jurisdiction of the Minnesota Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any Proceeding, any claim that it is not personally subject to the jurisdiction of any such Minnesota Court, or that such Proceeding has been commenced in an improper or inconvenient forum. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by Law. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 6.9                                    Survival. Subject to applicable statute of limitations, the representations, warranties, agreements and covenants contained herein shall survive the Closing and the delivery of the Shares; provided, that the representations and warranties of the Company and each Purchaser shall survive the Closing and delivery of the Shares but only for a period of eighteen (18) months following the Closing Date (or until final resolution of any claim or action arising from the breach of any such representation and warranty, if notice of such breach was provided prior to the end of such period) and shall thereafter expire and have no further force and effect; provided further that the representations and warranties set forth in Sections 3.1(a), 3.1(b) (except the last two sentences of such Section 3.1(b), which shall be subject only to the general 18-month survival period following the Closing Date as described above), 3.1(c), 3.1(f), 3.1(g), and 3.1(u) shall survive indefinitely, and the representations and warranties of the Company in Sections 3.1(i), 3.1(k) and 3,1(kk) shall survive until 60 days following the expiration of the applicable statutory statute of limitations.

Section 6.10                             Termination. This Agreement may be terminated and the sale and purchase of the Shares abandoned at any time prior to the Closing:

(a)                                 by mutual written agreement of the Company and the Purchasers;

(b)                                 by any party, upon written notice to the other parties, in the event that the Closing does not occur on or before January 31, 2016; provided that that the right to terminate this Agreement pursuant to this Section 6.10(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement shall have been the cause of, or shall have resulted in, the failure of the Closing to occur on or prior to such date;

(c)                                  by any Purchaser, upon written notice to the Company, if (i) there has been a breach of any representation, warranty, covenant or agreement made by the Company in this Agreement, or any such representation and warranty shall have become untrue after the date of this Agreement, such that Section 5.1(a) would not be satisfied and (ii) such breach or condition is not curable or, if curable, is not cured prior to the date that would otherwise be the Closing Date in absence of such breach or condition; provided that this Section 6.10(c) shall only apply if such Purchaser is not in material breach of any of the terms of this Agreement;

(d)                                 by the Company, upon written notice to (and solely with respect to) any applicable Purchaser, if (i) there has been a breach of any representation, warranty, covenant or agreement made by such Purchaser in this Agreement, or any such representation and warranty shall have become untrue after the date of this Agreement, such that Section 5.2(a) would not be satisfied and (ii) such breach or condition is not curable or, if curable, is not cured prior to the date that would otherwise be the Closing Date in absence of such breach or condition; provided that this Section 6.10(d) shall only apply if the Company is not in material breach of any of the terms of this Agreement;

(e)                                  by any party, upon written notice to the other parties, in the event that any Governmental Entity shall have issued any order, decree or injunction or taken any other action restraining, enjoining or prohibiting any of the transactions contemplated by this Agreement, and such order, decree, injunction or other action shall have become final and nonappealable;

(f)                                   by any Purchaser, if the Company directly or indirectly effects or causes to be effected any transaction with a third party (1) with respect to an Acquisition Proposal or that would reasonably be expected to result in a Change in Control and (2) such transaction has a purchase price per share of Common Stock that is less than the Purchase Price; provided, however, that notwithstanding anything to the contrary in this Agreement, the Company may terminate this Agreement and the sale and purchase of the Shares may be abandoned, upon notice to Castle Creek, if the Company receives an unsolicited Superior Proposal; and

(g)                                  by the Company or any Purchaser, if the Shareholder Approval of the Articles of Amendment is not obtained at a duly convened meeting of the Company’s shareholders or of the Shareholder Agreement Amendment through execution of such Shareholder Agreement Amendment by the Company and the required holders of Common Stock.

The Company shall promptly notify all Purchasers in the event of any termination of this Agreement pursuant to this Section 6.10.

Section 6.11                             Effects of Termination. In the event of any termination of this Agreement as provided in Section 6.10, this Agreement (other than Section 4.5, Section 4.16 and this Article VI, which shall remain in full force and effect) shall forthwith become wholly void and of no further force and effect; provided, that nothing herein shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement.

Section 6.12                             Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

Section 6.13                             Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

Section 6.14                             Replacement of Shares. If any certificate or instrument evidencing any Shares is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company and the Transfer Agent of such loss, theft or destruction and the execution by the holder thereof of a customary lost certificate affidavit of that fact and an agreement to indemnify and hold harmless the Company and the Transfer Agent for any losses in connection therewith or, if required by the Transfer Agent, a bond in such form and amount as is reasonably required by the Transfer Agent. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Shares. If a replacement certificate or instrument evidencing any Shares is requested due to a mutilation thereof, the Company may require delivery of such mutilated certificate or instrument as a condition precedent to any issuance of a replacement.

Section 6.15                             Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, but subject to Section 4.5, each of the Purchasers and the Company shall be entitled to seek specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agree to waive in any action for specific performance of any such obligation (other than in connection with any action for a temporary restraining order) the defense that a remedy at law may be adequate.

Section 6.16                             Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under any Transaction Document. The decision of each Purchaser to purchase Shares pursuant to the Transaction Documents has been made by such Purchaser independently of any other Purchaser and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company or any Subsidiary which may have been made or given by any other Purchaser or by any agent or employee of any other Purchaser, and no Purchaser and none of its agents or employees shall have any liability to any other Purchaser (or any other Person) relating to or arising from any such information, materials, statements or opinions. Nothing contained herein or in any other Transaction Document, and no action taken by any Purchaser pursuant hereto or thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Purchaser acknowledges that no other Purchaser has acted as agent for such Purchaser in connection with making its investment hereunder and that no Purchaser will be acting as agent of such Purchaser in connection with monitoring its investment in the Securities or enforcing its rights under the Transaction Documents. Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any Proceeding for such purpose. It is expressly understood and agreed that each provision contained in this Agreement is between the Company and a Purchaser, solely, and not between the Company and the Purchasers collectively and not between and among the Purchasers. The Company has elected to provide all Purchasers with the same terms and Transaction Documents for the convenience of the Company and not because it was required or requested to do so by any Purchaser.

Section 6.17                             Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever any Purchaser exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Purchaser may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

Section 6.18                             No Recourse. The Company and each of the Purchasers agrees and acknowledges that unless this Agreement is expressly assigned in accordance with terms of this Agreement, no other Person has any obligations hereunder and that no Person shall have any remedy, recourse or right of recovery against, or contribution from, the Company or any Purchaser, or any Related Party of the Company or any Purchaser, whether through the Company or any Purchaser or otherwise, in connection with the transaction contemplated by this Agreement. The term “Related Party” means (a) any Affiliate of the Company or any Purchaser, (b) any former, current or future general or limited partners, members, managers, shareholders, holders of any equity, partnership or limited liability company interest, officers, directors, employees, agents, controlling persons or assignees of the Company, any Purchaser or any Affiliate of the Company or any Purchaser, or (c) any former, current or future general or limited partners, members, managers, shareholders, holders of any equity, partnership or limited liability company interest, officers, directors, employees, agents, controlling persons, assignees or Affiliates of any of the foregoing.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

BRIDGEWATER BANCSHARES, INC.

By:	/s/ Jerry Baack
Name: Jerry Baack
Title: Chief Executive Officer

SIGNATURE PAGE TO SECURITIES PURCHASE AGREEMENT

NAME OF PURCHASER:

Castle Creek Capital Partners V, L.P.

By:	/s/ David Volk
Name:	David Volk
Title:	Principal

Purchase Price per Share: $4.97

Aggregate Purchase Price (Closing Subscription Amount): $15,000,001.73

Aggregate Number of Shares of Common Stock to be Acquired at Closing: 831,786

Aggregate Number of Shares of Non-Voting Common Stock to be Acquired at Closing: 2,186,323

Address for Notice:

6051 El Tordo
P.O. Box 1329
Rancho Santa Fe, CA 92067

State of Residence: California

Telephone No: (858) 756-8300

Facsimile No: (858) 756-8301

E-mail Address: dvolk@castlecreek.com

Attention: David Volk

Delivery Instructions:

(if different than above)

c/o

Street:

City/State/Zip:

Attention:

Telephone No.:

SIGNATURE PAGE TO SECURITIES PURCHASE AGREEMENT